EXECUTION VERSION i US-DOCS\137120358.19 CAN_DMS: \149532846\17 SHARE PURCHASE AGREEMENT by and among 1393631 B.C. UNLIMITED LIABILITY COMPANY, BIRD GLOBAL, INC., BIRD CANADA INC., MKB PARTNERS FUND II, LIMITED PARTNERSHIP, MKB PARTNERS FUND II INTERNATIONAL, LIMITED PARTNERSHIP RELAY VENTURES FUND III L.P., RELAY VENTURES PARALLEL FUND III L.P., ALATE I LP, OBELYSK TRANSPORT L.P., 2136305 ONTARIO INC., JOHN BITOVE, STEWART LYONS, JJ BITOVE, AUSTIN SPADEMAN, RYAN LAUSMAN AND THE SELLERS’ REPRESENTATIVE NAMED HEREIN Dated as of December 30, 2022

ii US-DOCS\137120358.19 CAN_DMS: \149532846\17 CONTENTS Page ARTICLE I DEFINITIONS ............................................................................................................2 1.1 Defined Terms .........................................................................................................2 1.2 Other Definitional and Interpretive Matters ..........................................................14 ARTICLE II PURCHASE AND SALE; CLOSING .....................................................................16 2.1 Purchase and Sale of the Company Shares ............................................................16 2.2 Closing ...................................................................................................................16 2.3 Estimated Closing Statement .................................................................................16 2.4 Closing Payments ..................................................................................................16 2.5 Closing Consideration Adjustment ........................................................................16 2.6 Withholding ...........................................................................................................18 2.7 Treatment of Company Options. ............................................................................18 ARTICLE III CLOSING DELIVERIES .......................................................................................19 3.1 Deliveries by the Company and the Sellers ...........................................................19 3.2 Deliveries by the Purchaser ...................................................................................20 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS ......................20 4.1 Organization; Good Standing; Qualification .........................................................20 4.2 Corporate Authority; Approval ..............................................................................21 4.3 Ownership of Company Shares .............................................................................21 4.4 Governmental Filings; No Violations; Certain Contracts ......................................21 4.5 Litigation ................................................................................................................22 4.6 Investment Intent ...................................................................................................22 4.7 Brokers and Finders ...............................................................................................22 4.8 Residence ...............................................................................................................22 ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY ....................23 5.1 Organization; Good Standing; Qualification .........................................................23 5.2 Capital Structure ....................................................................................................23 5.3 Corporate Authority; Approval ..............................................................................24 5.4 Governmental Filings; No Violations; Certain Contracts ......................................24 5.5 Financial Statements; Undisclosed Liabilities .......................................................25 5.6 Absence of Certain Changes ..................................................................................26 5.7 Litigation ................................................................................................................28 5.8 Employee Benefits .................................................................................................28 5.9 Compliance with Laws ..........................................................................................29 5.10 Taxes ......................................................................................................................30 5.11 Labor Matters .........................................................................................................32

5.12	Intellectual Property	33
5.13	Insurance	35
5.14	Real Property	35
5.15	Contracts	35
5.16	International Trade and Anti-Corruption Matters	37
5.17	Transactions With Affiliates	37
5.18	Brokers and Finders	37
5.19	No Other Representations	38

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES 38

6.1	Organization; Good Standing; Qualification	38
6.2	Capital Structure	39
6.3	Corporate Authority; Approval	40
6.4	Governmental Filings; No Violations; Certain Contracts	40
6.5	Financial Statements; Undisclosed Liabilities; Internal Controls; SEC Reports	41
6.6	Absence of Certain Changes	42
6.7	Litigation	42
6.8	Brokers and Finders	42
6.9	Compliance with Laws	42
6.10	Investment Intent	42
6.11	Access and Information	43
6.12	Taxes	43
6.13	Condition of Business; No Other Representations	44

ARTICLE VII COVENANTS 45

7.1	Further Assurances	45
7.2	Director and Officer Liability and Indemnification	45
7.3	Access to Books and Records	45
7.4	Tax Matters	45
7.5	Voting Agreement	46
7.6	Employment Agreements	47
7.7	Release	47

ARTICLE VIII SURVIVAL AND INDEMNIFICATION 47

8.1	Survival of Representations, Warranties and Covenants	47
8.2	Indemnification by the Sellers	48
8.3	Indemnification by the Purchaser Parties	49
8.4	Unpaid Amounts	50
8.5	Claims	50
8.6	Defense of Proceedings	50
8.7	Calculation of Damages	52
8.8	Tax Treatment of Indemnity Payments	52

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iv US-DOCS\137120358.19 CAN_DMS: \149532846\17 ARTICLE IX GENERAL PROVISIONS .....................................................................................52 9.1 Expenses ................................................................................................................52 9.2 Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial ........................................................................................................................52 9.3 Entire Agreement ...................................................................................................53 9.4 Amendments and Waivers .....................................................................................54 9.5 Governing Law ......................................................................................................54 9.6 Notices ...................................................................................................................54 9.7 Severability ............................................................................................................55 9.8 Binding Effect; Third-Party Beneficiaries; Assignment ........................................55 9.9 No Recourse Against Non-Parties .........................................................................55 9.10 Counterparts ...........................................................................................................56 9.11 Confidentiality .......................................................................................................56 9.12 Press Releases and Communications .....................................................................56 9.13 Specific Performance .............................................................................................56 9.14 Sellers’ Representative; Power of Attorney ...........................................................57 9.15 Independent Legal Advice .....................................................................................58 9.16 Amalgamation ........................................................................................................58 EXHIBITS Exhibit A Pro Rata Percentage Exhibit B Form of Note Purchase Agreement Exhibit C Form of Voting Agreement Exhibit D Form of Option Exchange Agreement Exhibit E Form of Employment Agreement

US-DOCS\137120358.19 CAN_DMS: \149532846\17 SHARE PURCHASE AGREEMENT THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of December 30, 2022, is made by and among 1393631 B.C. Unlimited Liability Company, a British Columbia ULC (“Purchaser”), Bird Global, Inc., a Delaware corporation (“Parent” and together with Purchaser, the “Purchaser Parties”), MKB Partners Fund II, Limited Partnership and MKB Partners Fund II International, Limited Partnership (“MKB”), Relay Ventures Fund III L.P. and Relay Ventures Parallel Fund III L.P. (“Relay”), Alate I LP (“Alate”), Obelysk Transport L.P. and John Bitove (“Obelysk”), 2136305 Ontario Inc. and Stewart Lyons (“Lyons”), JJ Bitove (“Bitove”), Austin Spademan (“Spademan”) and Ryan Lausman (“Lausman” and together with MKB, Relay, Alate, Obelysk, Lyons, Bitove and Spademan, each a “Seller” and, collectively, the “Sellers”), Bird Canada Inc., an Ontario corporation (the “Company”), and John Bitove, solely in his capacity as the Sellers’ Representative (as defined below) (each of the foregoing a “Party,” and collectively the “Parties”). Certain capitalized terms used in this Agreement are defined in Article I. RECITALS WHEREAS, as of the date hereof, the Sellers own all of the Company Shares; WHEREAS, the Parties desire that, upon the terms and subject to the conditions hereof, at the Closing, the Purchaser will purchase from each Seller, and such Seller will sell to the Purchaser, all of the Company Shares held by such Seller in exchange for such Seller’s pro rata percentage as set forth opposite such Seller’s name on Exhibit A (“Pro Rata Percentage”) of the Closing Consideration in accordance with the Consideration Schedule; WHEREAS, following the transactions described in the foregoing, the Purchaser will own all of the Company Shares; WHEREAS, concurrently with the execution of this Agreement, the Sellers or certain Affiliates thereof and Parent will enter into a Note Purchase Agreement, in the form of Exhibit B hereto (the “Note Purchase Agreement”), pursuant to which, among other things, Parent will issue to the Sellers or certain Affiliates thereof, certain secured promissory notes in Parent (the “Notes” and such Notes issued on the Closing Date pursuant to the Note Purchase Agreement, the “Initial Notes”); WHEREAS, at the Closing, the Company, Parent and each Company Option Holder shall enter into an Option Exchange Agreement, in the form of Exhibit D hereto (the “Option Exchange Agreement”); WHEREAS, the board of directors of Purchaser has approved this Agreement, the Related Documents and the transactions contemplated hereby and thereby, and authorized the Purchaser to enter into this Agreement and the Related Documents; WHEREAS, the board of directors of the Company has approved this Agreement, the Related Documents and the transactions contemplated hereby and thereby and authorized the Company to enter into this Agreement and the Related Documents;

2 US-DOCS\137120358.19 CAN_DMS: \149532846\17 WHEREAS, immediately following the issuance of the Initial Notes under the Note Purchase Agreement pursuant to the terms thereof, the Parent, the Company, certain of the Sellers, certain Affiliates of the Sellers and the Requisite Parent Company Stockholder shall enter into a Voting Agreement, in the form of Exhibit C hereto (the “Voting Agreement”), which shall be effective as of the Closing; WHEREAS, the board of directors of Parent has approved this Agreement and the Related Documents and the transactions contemplated hereby and thereby and recommended the approval of such Related Documents by Parent’s stockholders; and WHEREAS, the Requisite Parent Company Stockholder has approved and adopted this Agreement, the Related Documents and the transactions contemplated hereby and thereby, and approved the issuance of (i) the Initial Notes and the underlying shares of Parent Class A Common Stock to be issued under the Note Purchase Agreement, (ii) the Notes and the underlying shares of Parent Class A Common Stock to be issued as a portion of the Closing Consideration under this Agreement and (iii) the shares of Parent Class A Common Stock to be issued as a portion of the Closing Consideration under this Agreement. NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows: ARTICLE I DEFINITIONS 1.1 Defined Terms. As used herein, the following terms shall have the following meanings: “Accounting Firm” has the meaning set forth in Section 2.5(b). “Accounting Methodology” means ASPE using and applying the policies, practices, bases and methodologies, in particular exercising any valuation and recognition options in the same way, as are used an applied in the Financial Statements; provided, however, that, if such policies, practices, bases and methodologies used and applied in the Financial Statements and ASPE are inconsistent, ASPE shall take precedence and control; provided, further, that, the Accounting Methodology shall follow the defined terms contained in this Agreement. “Affiliate” of any particular Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with such particular Person. For the purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that, in no event shall any investor in Parent be considered an Affiliate of the Purchaser for purposes of this Agreement.

3 US-DOCS\137120358.19 CAN_DMS: \149532846\17 “Affiliate Contract” means any Contract between the Company on the one hand, and a Seller Related Party, on the other hand, excluding, for the avoidance of doubt, this Agreement or any Related Document. “Agreement” has the meaning set forth in the preamble to this Agreement. “Alate” has the meaning set forth in the preamble to this Agreement. “Anti-Corruption Laws” means all applicable U.S., Canadian and foreign Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, Corruption of Foreign Public Officials Act (Canada) and Criminal Code (Canada). “ASPE” means Accounting Standards for Private Enterprises under Part II of the CPA Canada Handbook, as from time to time approved by the Chartered Professional Accountants of Canada or any successor entity thereto. “Authorized Action” has the meaning set forth in Section 9.14. “Bankruptcy and Equity Exception” has the meaning set forth in Section 4.2. “Basket” has the meaning set forth in Section 8.2(c). “Bird Materials” has the meaning set forth in the Platform Technology Agreement. “Bird Systems” has the meaning set forth in the Platform Technology Agreement. “Business Day” means any day, excluding Saturday, Sunday and any other day on which commercial banks in Los Angeles, California or New York, New York are authorized or required by Law to close. “Canadian Securities Laws” means all applicable securities legislation in each of the provinces and territories of Canada, and the orders and published policy statements of the securities commissions or other securities regulatory authorities in such jurisdictions. “Cap” has the meaning set forth in Section 8.2(d). “CBA” has the meaning set forth in Section 5.11(a). “Claim” has the meaning set forth in Section 8.5. “Closing” has the meaning set forth in Section 2.2. “Closing Consideration” means (i) a number of Notes and shares of Parent Class A Common Stock having an aggregate principal amount and value equal to (a) the Purchase Price minus (b) the amount of Company Debt plus (c) the amount of Company Cash minus (d) the Company Option Value, (e) plus the Settlement Amount and (ii) an amount in cash equal to one hundred dollars ($100), in each case, to be paid to the Sellers in the form and in the amounts set forth on the Consideration Schedule.

4 US-DOCS\137120358.19 CAN_DMS: \149532846\17 “Closing Date” has the meaning set forth in Section 2.2. “Closing Overpayment Amount” has the meaning set forth in Section 2.5(d). “Closing Underpayment Amount” has the meaning set forth in Section 2.5(e). “Closing Statement” has the meaning set forth in Section 2.5(a). “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the preamble to this Agreement. “Company Cash” means cash and cash equivalents of the Company, specifically including marketable securities, short-term investments, and bank deposits but excluding (i) collateralizing any letters of credit, performance bonds or other similar instruments, (ii) funds held as a security deposit under any contract or agreement, or held by the Company on behalf of employees in flexible spending accounts or (iii) funds that are not freely usable because they are subject to legal or other contractual restrictions on transfer, each determined in accordance with ASPE applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the Financial Statements. For the avoidance of doubt, Company Cash shall be calculated net of issued but uncleared checks and drafts and shall include checks, other wire transfers and drafts deposited or available for deposit for the account of the Company. “Company Common Shares” means the Common Shares of the Company. “Company Debt” means, without duplication, as to the Company, the aggregate amount (including the current portions thereof) of (a) indebtedness for money borrowed (including any unpaid principal, premium, prepayment penalties, accrued but unpaid interest expense, make- whole payments, breakage costs, commitment and other fees, reimbursements, obligations, indemnities and all other amounts payable in connection therewith and calculated to take into account all amounts required to repay such indebtedness); (b) capital lease obligations; (c) any obligations under letters of credit, banker’s acceptances, fidelity, surety or bonds, customs bonds or similar instruments or arrangements, in each case, to the extent drawn; (d) any net payment obligations under any interest rate or currency swaps, caps or other derivatives, commodity or hedging arrangements; (e) all obligations for the deferred purchase price of property, assets or services; (f) all obligations (including the employer’s share of any of payroll, employment, social security or other Taxes of the Company) in respect of any vacation or other paid time off and all unpaid and unfunded compensation (including termination pay, severance, bonuses (including a prorated portion of any bonuses paid in respect of fiscal year 2022 (based on actual performance and prorated based on the portion of such year occurring prior to the Closing)), profit- or revenue- sharing arrangements (including all amounts payable in relation to or arising (in whole or in part) out of any pre-Closing period) and commissions), in each case whether or not accrued; (g) all obligations secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by the Company; (h) any accrued, unpaid Taxes of the Company with respect to any Pre-Closing Tax Period and (i) all indebtedness of the type referred to in the foregoing clauses (a) through (h) that is guaranteed by such Person.

5 US-DOCS\137120358.19 CAN_DMS: \149532846\17 “Company Equity Plan” means the Company’s Stock Option Plan. “Company Fundamental Representations” means (i) the Sellers’ and the Company’s representations and warranties set forth in Section 4.1 (Organization; Good Standing; Qualification), Section 4.2 (Corporate Authority; Approval), Section 4.3 (Ownership of the Company Shares), Section 5.1 (Organization; Good Standing; Qualification), Section 5.2 (Capital Structure) and Section 5.3 (Corporate Authority; Approval). “Company Material Contract” or “Company Material Contracts” has the meaning set forth in Section 5.15(a). “Company Option” means an option to purchase shares of the Company granted under the Company Equity Plan. “Company Option Holders” means the Company Option Holders set forth on Section 5.2(c) of the Disclosure Schedule. “Company Option Value” means $413,619, as may be adjusted in good faith by mutual agreement of the parties following the date hereof, including to incorporate Black Scholes options pricing. “Company Seed 1 Preferred Shares” means the Series Seed 1 Preferred Shares of the Company. “Company Seed 2 Preferred Shares” means the Series Seed 2 Preferred Shares of the Company. “Company Shares” means the Company Common Shares, the Company Seed 1 Preferred Shares and the Company Seed 2 Preferred Shares. “Company Software” means all Software (i) owned or purported to be owned by the Company, or (ii) that embodies any Owned Intellectual Property. “Company Systems” means all information technology equipment, computers, Software, hardware (whether general purpose or special purpose), servers, routers, networks, peripherals and other computer systems that are owned, controlled or used by the Company in the conduct of their respective businesses. “Confidentiality Agreement” means the Confidentiality Agreement, dated as of June 22, 2022, by and between Bird Rides, Inc. and Bird Canada Inc. “Consideration Schedule” means a schedule prepared by the Company and the Sellers’ Representative setting forth the consideration that each Seller is entitled to receive in connection with the Transactions based on the Pro Rata Percentage of each Seller in form and substance reasonably acceptable to the Purchaser (which schedule shall be consistent with the Organizational Documents of the Company).

6 US-DOCS\137120358.19 CAN_DMS: \149532846\17 “Contract” means any written or oral contract, indenture, note, bond, lease, license, commitment or other legally binding agreement. “Disclosure Schedule” has the meaning set forth in Article IV. “Dispute Notice” has the meaning set forth in Section 2.5(b). “D&O Tail Policy” has the meaning set forth in Section 7.2. “Employee Benefit Plan” means (i) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA or any similar plan subject to laws of a jurisdiction outside of the United States), (ii) each equity or equity-based compensation, phantom equity, bonus, commission, incentive, revenue-sharing, profit-sharing, pension, retirement, supplemental retirement, group savings, excess benefit, severance, termination, change in control, retention, transaction, fringe, deferred compensation, or employment, independent contractor, consulting, advisor or other similar Contract, plan, policy, arrangement or agreement and (iii) each savings, life, health, disability, sick leave, accident, medical, dental, vision, cafeteria, unemployment, post- employment, insurance, flex spending, adoption/dependent/employee assistance, tuition, vacation, paid-time-off and each other welfare fringe benefit, employee benefit or compensation Contract, plan, policy, arrangement or agreement, whether written or unwritten, whether funded or unfunded, in each case, that is maintained, sponsored or contributed to by the Company or under which the Company has any obligation or liability, whether actual or contingent, direct or indirect, to provide compensation or benefits to or for the benefit of any of its current or former Service Providers, or the spouses, beneficiaries or other dependents thereof (other than any statutory benefit plans to which any Person is required to contribute, including the Canada Pension Plan, the Quebec Pension Plan and plans administered by a Governmental Authority pursuant to applicable Tax, workplace safety and insurance, and employment insurance legislation). “Environmental Laws” means all Laws in effect on or prior to the Closing Date concerning pollution or protection of the environment, including all such Laws relating to the treatment, storage, disposal, transport, discharge, release or cleanup of any Hazardous Materials. “Equity Interests” means any share, capital stock or equity interest in any Person, including the Company Shares, and any option, warrant, call or other right, agreement or commitment convertible, exchangeable or exercisable thereto or therefor, including Company Options. “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer with the Company within the meaning of Section 414 of the Code or Section 4001(b)(i) of ERISA (whether or not such trade or business is incorporated or located in the U.S.). For the avoidance of doubt, any former ERISA Affiliate of the Company shall continue to be considered an ERISA Affiliate thereof within the meaning of this definition with respect to the period such Person was an ERISA Affiliate of the Company and with respect to liabilities arising after such period for which the Company could be liable under the Code or ERISA.

7 US-DOCS\137120358.19 CAN_DMS: \149532846\17 “Estimated Closing Consideration” has the meaning set forth in Section 2.3. “Estimated Closing Statement” has the meaning set forth in Section 2.3. “ETA” means the Excise Tax Act (Canada). “Exchange Act” means the United States Securities Exchange Act of 1934, as amended. “Exchange Ratio” means 6.830. “Final Closing Consideration” means the Closing Consideration as finally determined in accordance with Section 2.5. “Financial Statements” has the meaning set forth in Section 5.5. “Fraud” means, with respect to a party, an actual and intentional misrepresentation of a material existing fact with respect to the making of any representation or warranty in Articles IV, V and VI, made by such party, (a) for which such party had knowledge of its falsity and (b) made for the purpose of inducing the other party to act, and upon which the other party justifiably relies with resulting Losses. “Government Official” means any officer or employee of a Governmental Authority, including state-owned entities, or of a public organization or any Person acting in an official capacity for or on behalf of any such Governmental Authority or on behalf of any such public organization. “Governmental Authority” means any federal, provincial, state, regional, local, municipal or foreign government or subdivision thereof, any commission, agency, department, ministry, court, other instrumentality or official of any of the foregoing that has the authority to exercise executive, legislative, judicial, regulatory, taxing or administrative functions, and any arbitrator or arbitration forum. “GST” means all Taxes payable under Part IX of the ETA and if applicable, includes a reference to the “harmonized sales tax” (HST) imposed under Part IX of the ETA or under any provincial legislation similar to the ETA. “Hazardous Material” means any substance, material or waste regulated as a hazardous or toxic, or as a contaminant, under any Environmental Law, including petroleum, per- and polyfluoroalkyl substances, polychlorinated biphenyls and asbestos. “Indemnified Party” has the meaning set forth in Section 8.5. “Indemnifying Party” has the meaning set forth in Section 8.5. “Initial Notes” has the meaning set forth in the Recitals.

8 US-DOCS\137120358.19 CAN_DMS: \149532846\17 “Intellectual Property” means any and all rights in or affecting intellectual property, existing now or in the future in any jurisdiction in the universe, whether registered or unregistered, including rights arising out of, or associated with any of the following: (a) patents and patent applications and all reissues, divisionals, re-examinations, renewals, extensions, revisions, continuations and continuations-in-part thereof; (b) trademarks, service marks, trade names, brands, corporate names, logos, slogans and other indicia of source or origin, including all registrations, applications for registration and renewals thereof, and all goodwill associated with any of the foregoing; (c) copyrights, mask works and other works of authorship, moral rights and registrations and applications for registration thereof and all other rights corresponding thereto; (d) domain names and rights in social media accounts; (e) trade secrets and other confidential or proprietary information, including confidential or proprietary know-how, processes, techniques, technologies, methods, algorithms, industrial models, research and development information, drawings, specifications, designs, molds, plans, proposals, technical data, financial and marketing plans, pricing and cost information and client and supplier lists and information; (f) rights in Software, data and databases; (g) all tangible embodiments of the foregoing and all claims, causes of action and rights to sue for past, present and future infringement or unconsented use of any of the foregoing intellectual and other proprietary rights set forth in the foregoing clauses (a) through (f) above; and (h) the right to file applications and obtain registrations of any of the foregoing clauses (a) through (f) above with or from any Governmental Authority. “IRS” has the meaning set forth in Section 5.8(b). “Joint Communications” has the meaning set forth in Section 8.14. “Knowledge” means, when used with respect to the Company, the actual knowledge, after reasonable inquiry with respect to the relevant subject matter, of Stewart Lyons and JJ Bitove, neither of whom, for the sake of clarity and the avoidance of doubt, shall have any personal liability regarding such knowledge. “Law” means any federal, state, provincial, local, municipal or foreign law (including common law), statute, code, ordinance, by-law, rule, regulation or Order of a Governmental Authority. “Leases” has the meaning set forth in Section 5.14(b). “Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, license, sublicense, encroachment, hypothecation, security interest, restriction on use or transfer, covenant, option, adverse claim or any similar claim or charge of any kind whatsoever. “Losses” means all losses, costs, expenses (including reasonable attorneys’ fees), Taxes, interest, charges, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, assessments or deficiencies. “MKB” has the meaning set forth in the preamble to this Agreement. “NI 45-106” means National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators.

9 US-DOCS\137120358.19 CAN_DMS: \149532846\17 “Non-Party Affiliates” has the meaning set forth in Section 9.9. “Note Purchase Agreement” has the meaning set forth in the Recitals. “Notes” means the Initial Notes and all other Notes to be issued pursuant to this Agreement and the Note Purchase Agreement. “OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control. “Open Source” means open source, public source or freeware Intellectual Property, or any modification or derivative thereof, including any version of any Software licensed pursuant to any GNU general public license, GNU lesser general public license, Mozilla Public License or other Intellectual Property that is licensed pursuant to a license that requires, as a condition of use, modification or distribution of such Intellectual Property, that such Intellectual Property: (i) in the case of Software, be made available or distributed in a form other than binary (e.g., source code form); (ii) be licensed for the purpose of preparing derivative works; (iii) be licensed under terms that allow such Intellectual Property or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of law); or (iv) be redistributable at no license fee. “Option Exchange Agreement” has the meaning set forth in the Recitals. “Order” means any order, judgment, injunction, award, decree or writ adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Authority. “Ordinary Course of Business” means the ordinary and usual course of business of the Company consistent with past practice. “Organizational Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Organizational Documents” of a corporation are its certificate of incorporation, articles of incorporation, by-laws and equityholder agreements relating to the organization or governance of such corporation, the “Organizational Documents” of a limited partnership are its limited partnership agreement and certificate or declaration of limited partnership and the “Organizational Documents” of a limited liability company are its operating agreement and certificate of formation, including, in each case, any applicable amendments thereto. “Owned Intellectual Property” means Intellectual Property in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise). “Owned Registered Intellectual Property” means Registered Intellectual Property in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise). “Parent” has the meaning set forth in the preamble to this Agreement.

10 US-DOCS\137120358.19 CAN_DMS: \149532846\17 “Parent Class A Common Stock” has the meaning set forth in Section 6.2(a). “Parent SEC Reports” means all forms, reports, schedules, statements and other documents required to be filed or furnished by Parent with the SEC under the Securities Act or the Exchange Act since May 11, 2021, together with any amendments, restatements or supplements thereto. “Parent Share Value” means $0.2417. “Party” or “Parties” has the meaning set forth in the preamble to this Agreement. “Per Share Purchase Price” means the Per Share Purchase Price set forth on the Consideration Schedule. “Permit” means any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any applicable Law or otherwise granted or issued by any Governmental Authority. “Permitted Liens” means: (a) Liens for Taxes not yet due and payable or that are being contested in good faith through appropriate Proceeding and for which reserves in accordance with ASPE have been established in the Financial Statements; (b) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the Ordinary Course of Business; (c) zoning, entitlement, building and other land use and environmental regulations imposed by any Governmental Authority; (d) covenants, conditions, restrictions, easements and other similar matters of record affecting real property; (e) Liens arising under worker’s compensation, unemployment insurance, social security and similar legislation; (f) purchase money Liens and Liens securing rental payments under capital lease arrangements arising or incurred in the Ordinary Course of Business; (g) Liens arising under leases of personal property or equipment in favor of the owner thereof entered into in the Ordinary Course of Business; (h) non-exclusive licenses of Owned Intellectual Property granted by the Company to end users in the Ordinary Course of Business pursuant to standard forms of end user license agreements or terms of service; (i) Liens arising under or created by this Agreement or any of the Related Documents; (j) Liens described on Section 1.1(b) of the Disclosure Schedule; (k) restrictions on transfer of Equity Interests arising pursuant to federal, state and provincial securities laws; and (l) other Liens, imperfections in title, charges, easements, rights of way, restrictions, defects and exceptions that do not materially impair the use or value of the property to which they relate. “Person” means any individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, firm, Governmental Authority or other entity, of whatever nature. “Personal Information” means information, in any form, that (a) identifies, relates to, describes, is capable of being associated with or could be linked, directly or indirectly, to identify, contact or locate a natural Person; and/or (b) is considered “personally identifiable information,” “personal information,” “protected health information,” or “personal data” by one or more applicable Laws.

11 US-DOCS\137120358.19 CAN_DMS: \149532846\17 “Platform Technology Agreement” means that certain Platform Technology and Services Agreement, effective as of June 4, 2019, by and between Bird Rides Canada ULC and the Company. “Post-Closing Covenant” has the meaning set forth in Section 8.1. “Purchase Price” means $32,000,000. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period through the end of the Closing Date. “Privacy and Security Laws” means all applicable Laws, guidance and industry standards relating to the privacy, security or processing of Personal Information, including, as applicable, those pertaining to data breach notification, consumer protection, Social Security number protection and email, text message or telephone communications. Without limiting the foregoing, Privacy and Security Laws include the Federal Trade Commission Act; the Telephone Consumer Protection Act; the Telemarketing and Consumer Fraud and Abuse Prevention Act; the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003; the Computer Fraud and Abuse Act; the Electronic Communications Privacy Act; the California Consumer Privacy Act; the Canadian Personal Information Protection and Electronic Documents Act; the Payment Card Industry Data Security Standards; and all other similar international, federal, state, provincial, and local Laws. “Proceeding” means any claim, complaint, dispute, charge, cause of action, action, lawsuit, arbitration, application, deemed complaint, grievance, hearing, inquiry, audit, examination, investigation or other proceeding (including any civil, criminal, administrative, arbitration or appellate proceeding) brought, conducted or heard by or before, or otherwise involving, any Governmental Authority, and includes any appeal or review thereof and any application for leave for appeal or review. “Pro Rata Percentage” has the meaning set forth in the Recitals. “Purchaser” has the meaning set forth in the preamble to this Agreement. “Purchaser Disclosure Schedule” has the meaning set forth in Article VI. “Purchaser Fundamental Representations” means the Purchaser Parties’ representations and warranties set forth in Section 6.1 (Organization; Good Standing; Qualification), Section 5.2 (Capital Structure), Section 6.3 (Corporate Authority; Approval), and Section 6.8 (Brokers and Finders). “Purchaser Related Parties” means the Purchaser, any Affiliate of the Purchaser, and its direct and indirect equityholders, officers, directors, employees, partners, members, managers, agents, attorneys, representatives, successors or permitted assigns. “Reference Date” means December 26, 2021.

12 US-DOCS\137120358.19 CAN_DMS: \149532846\17 “Registered Intellectual Property” means all Intellectual Property that is registered, filed, certified, issued or otherwise perfected or recorded with or by any Governmental Authority or domain name registrar, including all patents, registered copyrights, registered trademarks and domain names, and all applications for any of the foregoing. “Relatives” means, with respect to any Person, such Person’s spouse, parents, grandparents and lineal descendants, and the parents, grandparents and lineal descendants of such Person’s spouse, and any other Person sharing the same household. “Related Documents” means the Note Purchase Agreement, the Voting Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed in connection with the Transactions. “Relay” has the meaning set forth in the preamble to this Agreement. “Released Claims” has the meaning set forth in Section 7.4. “Released Parties” has the meaning set forth in Section 7.4. “Releasing Parties” has the meaning set forth in Section 7.4. “Requisite Parent Company Stockholder” means Travis VanderZanden. “Resolution Agreement” has the meaning set forth in Section 2.5(b). “Review Period” has the meaning set forth in Section 2.5(b). “Sanctioned Person” means any Person: (a) listed on any Sanctions Laws-related list of designated or blocked persons, such as OFAC’s Specially Designated Nationals and Blocked Persons List, the Department of State’s Nonproliferation Sanctions List or the Department of Commerce’s Denied Persons List and Entity List, the Consolidated List of Persons subject to European Union financial sanctions, the United Kingdom Consolidated List of Financial Sanctions Targets, or the Consolidated Canadian Autonomous Sanctions List; (b) resident in or organized under the Laws of a country or territory that is the subject of comprehensive restrictive Sanctions Laws from time to time (which includes, as of the date of this Agreement, Cuba, Iran, Sudan, Burma (Myanmar), North Korea, Syria, Belarus, Russia and the Crimea region and so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine); or (c) majority-owned or otherwise controlled by any of the foregoing. “Sanctions Laws” means all applicable U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), Canada or the United Nations Security Council. “Schedule” means a section of the Disclosure Schedule or the Purchaser Disclosure Schedule, as applicable. “SEC” means the United States Securities and Exchange Commission.

13 US-DOCS\137120358.19 CAN_DMS: \149532846\17 “Securities Act” means the United States Securities Act of 1933, as amended. “Seller Related Parties” means any Seller, any Affiliate of any Seller (other than a wholly owned Subsidiary of the Company), and each of their respective Relatives, equityholders, officers, directors, employees, partners, members, managers, agents, attorneys, representatives, successors or permitted assigns. “Seller” or “Sellers” has the meaning set forth in the preamble to this Agreement. “Sellers’ Representative” has the meaning set forth in Section 9.14(a). “Service Provider” means any employee, officer, director, manager, or individual independent contractor or consultant (including any such individual engaged through a loan-out or similar entity wholly-owned by such individual) of the Company. “Settlement Amount” means $50,000. “Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases, compilations, data aggregation programs and search engine technologies, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (d) user documentation and related materials, including user manuals and training materials, relating to any of the foregoing. “Straddle Period” means any taxable period that includes, but does not end on, the Closing Date. “Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company or other Person of which such Person, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (a) directly or indirectly owns or purports to own, beneficially or of record securities or other interests representing more than 50% of the allotted and issued equity, voting power or financial interests of such Person; or (b) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such other Person’s board of directors or other governing body. “Tax” or “Taxes” means: (a) any and all taxes and other duties, fees, assessments, imposts, levies, charges or assessments that are imposed by any Governmental Authority and that are in the nature of a tax, including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, franchise, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, estimated, withholding, business, franchising, property, realty, development, occupancy, employer health, payroll, employment, health, social security health insurance and Canada, Québec and other government pension plan premiums or contributions, and employment/unemployment insurance; and (b) all interest, penalties, fines or additions to tax imposed by any Governmental Authority on or in respect of amounts of the type described in clause (a) above or this clause (b), and in the case of amounts of the type described both clause (a) and (b), whether disputed or not.

14 US-DOCS\137120358.19 CAN_DMS: \149532846\17 “Tax Act” means the Income Tax Act (Canada). “Tax Return” means any return, report statement, schedule, claim for refund, or information return (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination, assessment, administration or collection of any Taxes, including any schedules or attachments thereto, and including any amendment thereof. “Taxing Authority” means the Internal Revenue Service, the Canada Revenue Agency and any other Governmental Authority responsible for the assessment, collection, or administration of any Tax (or otherwise having authority or jurisdiction with respect to) any Tax. “Transaction Expenses” means all fees, costs and expenses of counsel, accountants and investment bankers incurred by or on behalf of or paid or payable by the Company in connection with the Note Purchase Agreement or the consummation of transactions contemplated thereunder. “Transactions” means the transactions contemplated by this Agreement and the Related Documents. “Unpaid Amounts” has the meaning set forth in Section 8.4. “Voting Agreement” has the meaning set forth in the Recitals. 1.2 Other Definitional and Interpretive Matters. (a) Unless otherwise expressly provided in this Agreement, for purposes of this Agreement, the following rules of interpretation shall apply: (i) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. (ii) Dollars. Any reference in this Agreement or the Related Documents to $ shall mean U.S. dollars, which is the currency used for all purposes in this Agreement and the Related Documents. For purposes of calculating the Closing Consideration and the treatment of Company Options in Section 2.7, amounts not in U.S. dollars (including exercise prices) shall be converted from their applicable currencies to U.S. dollars at the exchange rate as published in the Wall Street Journal, Eastern Edition, as of the Closing Date; provided, however, that, notwithstanding the foregoing, for purposes of calculating the Estimated Closing Consideration included in the Estimated Closing Statement, amounts not in U.S. dollars shall be converted from their applicable currencies to U.S. dollars at the exchange rate as published in the Wall Street Journal, Eastern Edition, as of the date one (1) Business Day prior to delivery of the Estimated Closing Statement.

15 US-DOCS\137120358.19 CAN_DMS: \149532846\17 (iii) Exhibits/Schedules/Annexes. All Exhibits, Schedules and Annexes hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. (iv) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. (v) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified. (vi) Herein. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. (vii) Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. (viii) Made Available. The phrase “made available” means that the referenced document or other material was posted and accessible to the Purchaser and its representatives in the online data room hosted by Datasite established in connection with the Transaction no less than two (2) Business Days prior to the date of this Agreement and remained so posted and accessible through the date of this Agreement. (ix) Legislation and Contracts. A reference to any legislation or to any provision of any legislation shall include any amendment thereto, and any modification or re-enactment thereof, any legislative provision substituted therefor and all rules and regulations and statutory instruments issued thereunder or pursuant thereto. A reference to any Contract or to any provision of any Contract shall include any amendment thereto, and any modification or waiver thereof. (b) The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Further, prior drafts of this Agreement or any Related Documents or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any Related Documents shall not be used as an aid of construction or otherwise constitute evidence of the intent of the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such prior drafts.

16 US-DOCS\137120358.19 CAN_DMS: \149532846\17 ARTICLE II PURCHASE AND SALE; CLOSING 2.1 Purchase and Sale of the Company Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser will purchase, acquire and accept from the Sellers, and the Sellers will sell, assign and convey to the Purchaser all of the Company Shares held by the Sellers, free and clear of any Liens (other than restrictions on transfer contained in the Company’s Organizational Documents or arising pursuant to federal, state and provincial securities laws), in exchange for the Closing Consideration (to be paid to each Seller pro rata in accordance with the Consideration Schedule). 2.2 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) will take place by electronic delivery of documents (i.e., email of PDF documents), on January 3, 2023 (the “Closing Date”). 2.3 Estimated Closing Statement. No later than three (3) Business Days prior to the Closing, the Company shall have delivered to the Purchaser (a) a written statement setting forth a good faith estimate of the (i) amount of Company Debt; (ii) amount of Company Cash; (iii) a calculation of the Closing Consideration based on such amounts (such calculation, the “Estimated Closing Consideration,” and such written statement, the “Estimated Closing Statement”); and (b) the Consideration Schedule. The Purchaser will be entitled to rely upon the Consideration Schedule for purposes of allocating the Closing Consideration among the Sellers. 2.4 Closing Payments and Issuances. At the Closing, the Purchaser shall: (a) pay, or cause to be paid (on behalf of the Company), by wire transfer of immediately available funds, the Transaction Expenses to the applicable recipients thereof. (b) transfer to each Seller, in exchange for the Company Shares held by such Seller, such Seller’s Pro Rata Percentage of the Closing Consideration, in accordance with the terms of this Agreement and the Consideration Schedule. 2.5 Closing Consideration Adjustment. (a) Closing Statement. Within sixty (60) days after the Closing Date, the Purchaser shall cause to be prepared and delivered to the Sellers’ Representative a statement setting forth the Purchaser’s good faith calculation of (i) the amount of Company Debt; (ii) the amount of Company Cash; and (iii) a calculation of the Closing Consideration based on such amounts (the “Closing Statement”). The Closing Statement shall include reasonable supporting detail of each of the components of the Closing Consideration and a reconciliation of such components with the amounts delivered in the Estimated Closing Statement. The Closing Statement shall be prepared based upon the books and records of the Company in accordance with the Accounting Methodology and the definitions as provided in this Agreement. (b) Closing Statement Dispute. If the Sellers’ Representative disputes the accuracy of the calculations reflected in the Closing Statement, the Sellers’ Representative shall provide written notice to the Purchaser no later than forty-five (45) days (such forty-five (45)-day period, the “Review Period”) following delivery by the Purchaser to the Sellers’ Representative

17 US-DOCS\137120358.19 CAN_DMS: \149532846\17 of the Closing Statement setting forth in reasonable detail those items and dollar amounts that the Sellers’ Representative disputes, together with the nature and basis of such disputes and the Sellers’ Representative’s alternative calculation of each disputed item (the “Dispute Notice”). Any item set forth in the Closing Statement and not objected to in the Dispute Notice shall be final and binding on the Parties for purposes of determining the Final Closing Consideration. If the Sellers’ Representative does not deliver a Dispute Notice within the Review Period, then the calculation of Closing Consideration reflected in the Closing Statement shall be deemed final, conclusive and binding on the Parties in all respects. During the thirty (30)-day period following delivery of a Dispute Notice, the Purchaser and the Sellers’ Representative shall negotiate in good faith to resolve such disputed items. If the Purchaser and the Sellers’ Representative, notwithstanding such good faith effort, fail to resolve the disputed items set forth in the Dispute Notice within thirty (30) days after the Sellers’ Representative delivers the Dispute Notice to the Purchaser, then the Purchaser or the Sellers’ Representative shall jointly engage an independent nationally recognized accounting firm with experience in such matters and that is mutually agreed upon by the Purchaser and the Sellers’ Representative (in either case, the “Accounting Firm”), to resolve the disputed items (acting as an expert and not an arbitrator). As promptly as practicable thereafter, the Purchaser and the Sellers’ Representative shall each prepare and submit to the Accounting Firm one written presentation (only with respect to the unresolved disputed items set forth in the Dispute Notice) and one written response to the other Party’s written presentation; provided, however, that the Purchaser and the Sellers’ Representative cannot assign a value to any disputed item that is more favorable to such Party than what such Party included in the Closing Statement or the Dispute Notice, as applicable; provided, further, that copies of all such materials are concurrently provided to the other Party and that such discussions may only occur in the presence (including by telephone) of the other Party. The Parties acknowledge and agree that the Federal Rules of Evidence Rule 408 (and any corresponding state rules) shall apply to the Purchaser, the Company and the Sellers’ Representative during any such negotiations and any subsequent dispute arising therefrom. As soon as practicable thereafter, but no later than thirty (30) days from the final submission of presentations from the Purchaser and the Sellers’ Representative, the Purchaser and the Sellers’ Representative shall use reasonable best efforts to cause the Accounting Firm to render its written decision (including reasonable supporting detail thereto) with respect to only the unresolved disputed items set forth in the Dispute Notice (and no other items) based solely upon the terms and provisions of this Agreement and the presentations by the Purchaser and the Sellers’ Representative and not by way of an independent review (it being acknowledged and agreed that the failure of the Accounting Firm to strictly conform to any deadline or time period contained herein shall not render the determination of the Accounting Firm invalid and shall not be a basis for seeking to overturn any determination rendered by the Accounting Firm). In resolving any disputed item, the Accounting Firm may not assign a value to any item greater than the maximum value for such item claimed by either Party or less than the minimum value of such item claimed by either Party. At any time, the Purchaser and the Sellers’ Representative may agree to settle any remaining unresolved item, including any such item submitted to the Accounting Firm, which agreement shall be in writing and be deemed final, conclusive and binding on the Parties with respect to the subject matter of such disputed item so resolved (the “Resolution Agreement”); provided, however, that if the Accounting Firm has been engaged, the Purchaser and the Sellers’ Representative shall promptly provide a copy of such agreement to the Accounting Firm and instruct the Accounting Firm not to resolve such disputed item so resolved, it being agreed that if the Accounting Firm nonetheless resolved such item for

18 US-DOCS\137120358.19 CAN_DMS: \149532846\17 any reason, the Resolution Agreement shall control. The Closing Consideration as finally determined in accordance with this Section 2.5 shall be referred to herein as the “Final Closing Consideration.” Judgement may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the Party against which such determination is to be enforced. The fees and expenses of the Accounting Firm shall be allocated to be paid equally by the Purchaser, on the one hand, and the Sellers’ Representative, on the other. (c) Access. For purposes of complying with the terms set forth in this Section 2.5, following delivery of the Closing Statement and until Final Closing Consideration is determined pursuant to this Section 2.5, the Purchaser and the Company shall cooperate and provide to the Sellers’ Representative and its representatives all information, records, data and working papers (including any such materials prepared by outside accountants or other advisors, subject to execution of customary access letters) and shall make available, during normal business hours, all personnel (including outside accountants and other advisors, subject to execution of customary access letters), in each case (i) as may be reasonably requested by the Sellers’ Representative in connection with its review and analysis of the Closing Statement and the resolution of any disputes with respect thereto; and (ii) subject to customary confidentiality obligations, attorney-client privilege and compliance with applicable Law. (d) If the Estimated Closing Consideration is greater than the Final Closing Consideration (the amount by which Estimated Closing Consideration exceeds Final Closing Consideration, the “Closing Overpayment Amount”), then promptly, but in no event later than three (3) Business Days, following the date on which Final Closing Consideration is determined, each Seller shall pay to the Purchaser an amount in cash equal to its Pro Rata Percentage of such Closing Overpayment Amount. (e) If the Final Closing Consideration is greater than the Estimated Closing Consideration (the amount by which Final Closing Consideration exceeds Estimated Closing Consideration, the “Closing Underpayment Amount”), then promptly, but in no event later than three (3) Business Days, following the date on which Final Closing Consideration is determined, the Purchaser shall pay to each Seller an amount in cash equal to such Seller’s Pro Rata Percentage of such Closing Underpayment Amount. (f) The Parties agree that any amount paid under this Section 2.5 shall be treated as an adjustment to the purchase consideration for applicable income Tax purposes to the extent permitted by applicable Tax Law. 2.6 Withholding. Purchaser, the Company, each of their Affiliates and any other Person making payments on behalf of them shall be entitled to deduct and withhold from amounts payable in connection with the transactions contemplated by this Agreement such Taxes as are required to be deducted or withheld under applicable Tax Law. To the extent that any amounts are so withheld and timely and properly paid over to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. 2.7 Treatment of Company Options.

19 US-DOCS\137120358.19 CAN_DMS: \149532846\17 (a) All Company Options that are outstanding and unexercised as of immediately prior to the Closing will vest in full (to the extent then-unvested) effective immediately prior to the Closing. Effective as of the Closing, each Company Option that is outstanding immediately prior to the Closing with an exercise price that is less than the Per Share Purchase Price (each, an “In-the-Money Option”) shall be assumed by Parent and converted automatically at the Closing into the right to receive an option to purchase shares of Parent Class A Common Stock upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the Closing (each, a “Parent Option”), except that (x) such Parent Option shall relate to that whole number of shares of Parent Class A Common Stock equal to the number of Company Common Shares subject to such Company Option immediately prior to the Closing multiplied by the Exchange Ratio (and rounded down to the nearest whole share); and (y) the exercise price per share for each such Parent Option shall be equal to the exercise price of such Company Option as in effect immediately prior to Closing divided by the Exchange Ratio (and rounded up to the nearest whole cent); provided, however, that the conversion of the Company Options in a manner intended to comply with (x) for any Company Option that is intended to qualify as an incentive stock option within the meaning of Section 424 of the Code, the requirements of Section 424 of the Code, and (y) in each case, the requirements of Section 409A of the Code. It is further intended that the aggregate “in-the-money” value, immediately after the exchange, of the Parent Option issued to a Company Option Holder pursuant hereto not exceed the aggregate “in-the-money” value, immediately before the exchange, of such holder’s In-the- Money Options exchanged, such that the exchange for the Parent Option hereunder be made pursuant to (and qualify under) the provisions of subsection 7(1.4) of the Income Tax Act (Canada). Therefore, in the event that the “in-the-money” amount of any Parent Option immediately after the exchange exceeds the “in-the-money” amount of any exchanged In-the- Money Option, immediately before the exchange, the exercise price per share of the Parent Option will be adjusted accordingly with effect at and from the time of execution of this Agreement to ensure that the “in-the-money” amount of the Parent Options, immediately after the exchange, does not exceed the “in-the-money” amount, immediately before the exchange, of the Company Option exchanged, in order that this exchange be made pursuant to subsection 7(1.4) of the Income Tax Act (Canada). ARTICLE III CLOSING DELIVERIES 3.1 Deliveries by the Company and the Sellers. On or prior to the Closing Date, the Sellers’ Representative, the Sellers or the Company, as applicable, shall have delivered or caused to be delivered to the Purchaser the following items: (a) the certificates or other evidence of ownership representing the Company Shares; (b) a transfer of the Company Shares, duly executed by each Seller; (c) the Note Purchase Agreement, duly executed by each Seller or an Affiliate thereof;

20 US-DOCS\137120358.19 CAN_DMS: \149532846\17 (d) an applicable IRS Form W-8, duly executed and properly completed by each Seller and the Company; (e) an Option Exchange Agreement, duly executed by each Company Option Holder; and (f) employment agreements executed by the Company and each of Stewart Lyons, Michael Washinushi and JJ Bitove, substantially in the form contemplated by Exhibit E. 3.2 Deliveries by the Purchaser. On or prior to the Closing Date, the Purchaser shall have delivered or caused to be delivered to the Company and the Sellers’ Representative the following items: (a) evidence of payment of the Closing payments set forth in Section 2.4; (b) the Note Purchase Agreement, duly executed by Parent; (c) the Option Exchange Agreements, duly executed by Parent; and (d) the Voting Agreement, duly executed by Parent and the Requisite Parent Company Stockholder; and (e) an employment agreement with each of Stewart Lyons, Michael Washinushi and JJ Bitove executed by the Parent or an affiliate thereof, substantially in the form contemplated by Exhibit E. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS Except as made available to the Purchaser or as disclosed in the disclosure schedule of even date herewith (the “Disclosure Schedule”), each Seller hereby makes the representations and warranties contained in this Article IV, severally and not jointly and solely with respect to such Seller and not any other Seller, in each case, to the Purchaser: 4.1 Organization; Good Standing; Qualification. (a) Such Seller, if not an individual, is a corporation or other legal entity, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, and has the requisite power and authority to own, lease and operate its properties, assets and rights and to carry on its business as currently conducted, except where the failure to have such requisite power or authority would not, individually or in the aggregate, have a material adverse effect on such Seller’s ability to consummate the Transactions or to perform its obligations under this Agreement or the Related Documents to which such Seller is a party. (b) Such Seller, if not an individual, is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of

21 US-DOCS\137120358.19 CAN_DMS: \149532846\17 its assets, properties, rights or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on such Seller’s ability to consummate the Transactions or to perform its obligations under this Agreement or the Related Documents to which such Seller is a party. 4.2 Corporate Authority; Approval. Such Seller possesses the full legal right and all requisite power and authority to enter into and has taken all organizational action necessary to execute, deliver and perform its obligations under this Agreement and each Related Document to be executed by such Seller in connection with the consummation of the Transactions and to consummate the Transactions. This Agreement and the Related Documents to which such Seller is a party have been duly executed and delivered by such Seller and, assuming the due authorization, execution and delivery hereof by the other Sellers, the Company and the Purchaser, as applicable, constitutes a valid and binding obligation of such Seller, in each case, enforceable against such Seller in accordance with its terms, except as enforceability is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”). 4.3 Ownership of Company Shares. As of the date of this Agreement, such Seller is the record and beneficial owner of, and has good and valid title to, all of the Company Shares set forth opposite such Seller’s name on Section 4.3 of the Disclosure Schedule, free and clear of all Liens (other than restrictions on transfer contained in the Company’s Organizational Documents or arising pursuant to federal, state and provincial securities laws). Such Seller has full power and authority to sell, transfer, assign and deliver the Company Shares to the Purchaser, and such delivery will convey to the Purchaser at the Closing good and valid title to the Company Shares free and clear of any and all Liens, other than restrictions on transfer contained in the Company’s Organizational Documents or arising pursuant to federal, state and provincial securities laws. Except pursuant to this Agreement, there is no contractual obligation or other commitment pursuant to which any Seller has, directly or indirectly, granted any option, warrant or other right to any Person to acquire, or pursuant to which such Seller could otherwise be required to sell, transfer or otherwise dispose of, any Equity Interests in the Company. Such Seller is not a party to, and the applicable Company Shares are not subject to, any shareholders agreement, voting agreement, voting trust, proxy or other contractual obligation relating to the transfer or voting of such Company Shares. 4.4 Governmental Filings; No Violations; Certain Contracts. (a) Except as disclosed in Section 4.4(a) of the Disclosure Schedule, no notices, reports or other filings are required to be made by such Seller with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by any Seller from any Governmental Authority in connection with the execution, delivery and performance of this Agreement by such Seller and the consummation of the Transactions, except those that the failure to make or obtain, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the ability of such Seller to consummate the Transactions or to perform its obligations under this Agreement or the Related Documents to which such Seller is a party.

22 US-DOCS\137120358.19 CAN_DMS: \149532846\17 (b) The execution, delivery and performance of this Agreement by such Seller does not constitute or result in (i) if such Seller is not an individual, a breach or violation of, or a default under, the certificate of formation or limited partnership agreement (or similar Organizational Documents) of such Seller; or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation, cancellation, acceleration, loss, impairment or alteration or other change of any rights, benefits or obligations under, result in the payment of any fee under, or the creation of a Lien on any of the assets, properties or rights of such Seller pursuant to, any Contract, or assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 4.4(a), under any Law or Permit to which such Seller is subject, except, in the case of clause (ii), for any such breach, violation, termination, default, creation, cancellation, acceleration, loss, impairment, alteration, change, fee or Lien that would not, individually or in the aggregate, have a material adverse effect on the ability of such Seller to consummate the Transactions or to perform its obligations under this Agreement or the Related Documents to which such Seller is a party. 4.5 Litigation. There are no Proceedings pending or, to such Seller’s knowledge, threatened against such Seller which (a) seek to restrain or enjoin the consummation of the Transactions; or (b) if determined adversely, would, individually or in the aggregate, have a material adverse effect on the ability of such Seller to consummate the Transactions or its ability to perform its obligations under this Agreement or the Related Documents to which such Seller is a party. 4.6 Investment Intent. Such Seller is acquiring his, her or its Pro Rata Percentage of the Closing Consideration for his, her or its own account, for investment only, without a view to any resale or distribution thereof. Such Seller has been advised that the Notes constituting a portion of the Closing Consideration (and the underlying shares of Parent Class A Common Stock) and the shares of Class A Common Stock constituting a portion of the Closing Consideration have not been registered under the Securities Act or any state securities laws, and therefore cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Seller is aware that Parent is not under any obligation to effect any such registration with respect to such Notes (or the underlying shares of Parent Class A Common Stock) or such shares of Parent Class A Common Stock or to file fore or comply with any exemption from registration. Such Seller is an “Accredited Investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. 4.7 Brokers and Finders. No Seller nor any of its officers, directors or employees has engaged, as of the date hereof, any Person or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Transactions. 4.8 Residence. Such Seller is not a non-resident of Canada (or, if a partnership, is a Canadian partnership) for purposes of the Tax Act.

23 US-DOCS\137120358.19 CAN_DMS: \149532846\17 ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as made available to the Purchaser or as disclosed in the Disclosure Schedule, the Company hereby makes the representations and warranties contained in this Article V to the Purchaser: 5.1 Organization; Good Standing; Qualification. The Company is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties, assets and rights and to carry on its business as conducted as of the date of this Agreement and is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets, properties, rights or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company, taken as a whole. Copies of the Organizational Documents of the Company and each Subsidiary of the Company, as in effect on the date of this Agreement, have been made available to the Purchaser, and each such Organizational Document is in full force and effect and the Company is not in violation of any provisions thereof, except for any such failure or violation, in each case, that would not reasonably be expected to be material to the Company or to prevent or materially impair the ability of the Sellers or the Company to perform their obligations under this Agreement or the Related Documents to which such Person is a party or to consummate the Transactions. 5.2 Capital Structure. (a) Section 5.2(a) of the Disclosure Schedule sets forth a list of the issued and outstanding Equity Interests of the Company, all of which, as of the date of this Agreement, are issued, outstanding and owned beneficially and of record by the Sellers and the Company Option Holders. All of the outstanding Equity Interests of the Company have been duly authorized and are validly issued, fully paid and nonassessable and are free of any Liens (other than restrictions on transfer contained in the Company’s Organizational Documents or arising pursuant to federal, state and provincial securities laws). Except as set forth in Section 5.2(c) of the Disclosure Schedule, there are no options, warrants, rights, equity appreciation rights, profits interests, restricted equity, phantom equity, convertible or exchangeable securities, other incentive equity or equity linked awards or rights, repurchase or redemption rights, calls, subscriptions, voting or other rights, agreements, arrangements, obligations or commitments relating to the issued or unissued Equity Interests of the Company, or any other Contracts or other obligations of the Company providing for the issuance of additional Equity Interests or for the acquisition, sale, transfer, delivery, grant, repurchase or redemption of Equity Interests of the Company. There is no liability for dividends or other distributions accrued and unpaid by the Company. All outstanding Equity Interests of the Company that have been issued by the Company were issued in compliance with applicable Law and all requirements set forth in the Organizational Documents and any applicable Contracts to which the Company is a party or by which the Company or any of its assets are bound.

24 US-DOCS\137120358.19 CAN_DMS: \149532846\17 (b) The Company does not own or control, directly or indirectly, any Equity Interest in any Person, or have any obligation or commitment to acquire any such Equity Interest. (c) Section 5.2(c) of the Disclosure Schedule sets forth a list of each Company Option outstanding as of the date hereof, including (i) the name of the Company Option Holder, (ii) the number of Company Common Shares covered by such Company Option on the grant date, (iii) the vesting schedule (including any accelerated vesting provisions), (iv) the date of grant, (v) the exercise price per share of such Company Option, and (vi) the applicable expiration date. Each Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Company’s board of directors (or a duly authorized committee thereof) and any required Company shareholder approval by the necessary number of votes or written consents. No Company Option has been retroactively granted, nor has the exercise price of any Company Option been determined retroactively or reduced after the date of grant. All Company Options have a per- share exercise price that has at all times been no less than the fair market value of a Company Common Share on the applicable grant date. True and complete copies of all form agreements (and any amendments thereto, if applicable) evidencing Company Options have been provided or made available to the Purchaser, and all grants of Company Options have been made pursuant to terms and conditions that do not materially deviate from the Company Equity Plan or from such form agreements. True and complete copies of each third party valuation of the Company Common Shares obtained by, or provided to, the Company have been provided or made available to the Purchaser. Each Company Option may, in accordance with its terms, be treated at the Closing as set forth in Section 2.7 above. (d) The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. (e) Other than the Organizational Documents of the Company, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any Equity Interests of the Company. 5.3 Corporate Authority; Approval. The Company has all requisite corporate power and authority to enter into and has taken all corporate action necessary to execute, deliver and perform its obligations under this Agreement and each of the Related Documents to which it is a party. This Agreement and the Related Documents to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Sellers and the Purchaser, as applicable, this Agreement and each Related Document to which the Company is party constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability is subject to the Bankruptcy and Equity Exception. 5.4 Governmental Filings; No Violations; Certain Contracts. (a) Except as disclosed in Section 5.4(a) of the Disclosure Schedule, to the knowledge of the Company, no notices, reports or other filings are required to be made by the

25 US-DOCS\137120358.19 CAN_DMS: \149532846\17 Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from any Governmental Authority in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions, except those that the failure to make or obtain, as the case may be, would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company, taken as a whole or to prevent the consummation of the Transactions. (b) The execution, delivery and performance of this Agreement and the Related Documents to which the Company is party by the Company does not, and the consummation of the Transactions will not (i) result in a breach or violation of, or a default under (with or without notice, lapse of time or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to (A) any Organizational Document of the Company; (B) any Company Material Contract; or (C) any applicable Law; (ii) result in the creation of a Lien (other than a Permitted Lien) on any of the assets, properties or rights of the Company; or (iii) contravene or result in a violation of, or give any Governmental Authority or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any applicable Law or any Order or Permit to which the Company is subject, except, in the case of clause (i)(B) or (i)(C), for any such breach, violation, termination, default, creation, cancellation, acceleration, loss, impairment, alteration, change, fee or Lien that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company or to prevent the consummation of the Transactions. 5.5 Financial Statements; Undisclosed Liabilities. (a) The following financial statements (such financial statements, the “Financial Statements”) have been made available to the Purchaser and a true, complete and correct copy of such Financial Statements is set forth in Section 5.5(a) of the Disclosure Schedule: (i) the unaudited financial statements of the Company for the twelve (12)-month periods ending December 26, 2020 and audited financial statements of the Company for the twelve (12)-month periods ending December 26, 2021 including balance sheets as of December 26, 2020 and December 26, 2021, and the related audited statements of income, shareholder’s deficit and cash flows for the fiscal years of the Company then ended. (b) The Financial Statements have been prepared from the books and records of the Company and present fairly, in all material respects, the consolidated financial position and consolidated results of operations of the Company as at such dates in accordance with ASPE, except as may be indicated in the notes thereto. (c) The Company is not subject to any material liability or obligation of any nature, whether accrued, absolute, determined, determinable, fixed or contingent, except for those liabilities and obligations (i) disclosed, reflected or reserved against or provided for in the Financial Statements in accordance with ASPE; (ii) incurred in the Ordinary Course of Business since the Reference Date; provided, however, that none of such liabilities or obligations arise out of a violation or default of, or noncompliance with, any Contract or Law, as applicable, on the part of

26 US-DOCS\137120358.19 CAN_DMS: \149532846\17 the Company; or (iii) as contemplated by this Agreement, the Related Documents or otherwise incurred in connection with the Transactions. (d) Neither the Company (including any employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any fraud or illegal act, whether or not material, that involves the management or other employees of the Company who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company; or (ii) any claim or allegation regarding the foregoing. (e) There is no Company Debt other than the Company Debt set forth on the Estimated Closing Statement. (f) Notwithstanding the representations and warranties made in this Article V, the Financial Statements do not give effect to the Transactions. 5.6 Absence of Certain Changes. Except (i) as set forth on Section 5.6 of the Disclosure Schedule; (ii) as required by applicable Law or Contract to which the Company is bound; or (iii) as otherwise contemplated by this Agreement or any of the Related Documents, since the Reference Date, the Company has not: (a) (i) issued, granted, sold or transferred any Company Shares; (ii) declared or paid any dividends on or made any other distributions (whether in cash, shares or other property) in respect of any of its Equity Interests; (iii) reduced, split, combined or reclassified any of its Equity Interests; (iv) pledged or encumbered its Equity Interests; or (v) repurchased or otherwise acquired, directly or indirectly, any of its Equity Interests; (b) amended the Organizational Documents of the Company; (c) except as otherwise required by applicable Law, (i) adopted, terminated or materially amended any Employee Benefit Plan or a plan that would be an Employee Benefit Plan if it were in existence on the date of the Agreement; (ii) materially increased (or committed to increase) or decreased (or committed to decrease) the amount of any bonus, termination or severance entitlement, annual base salary, or fees payable to any Service Provider; (iii) hired, engaged or terminated, or entered into any employment, independent contractor, consulting, termination or severance agreement with, any Service Provider with annual base compensation exceeding CAD100,000, or materially increased or decreased the benefits under any Employee Benefit Plan; (iv) granted, paid, or promised to pay or grant any equity or equity-based incentive awards or any, change in control, severance, termination pay, retention or transaction bonus, or other one-time special remuneration to any current or former Service Provider; or (v) accelerated the vesting, funding or payment of any compensation or benefits payable to any Service Provider; (d) entered into any commitment for capital expenditures of the Company other than for the acquisition of vehicles from Purchaser Parties; (e) (i) amended, modified or waived any terms of any Company Material Contract outside the Ordinary Course of Business; or (ii) entered into any Company Material Contract outside of the Ordinary Course of Business;

27 US-DOCS\137120358.19 CAN_DMS: \149532846\17 (f) sold, assigned, licensed, transferred, abandoned, pledged, permitted to lapse, dedicated to the public, conveyed or otherwise disposed of any of the material properties or assets (including any Owned Intellectual Property) of the Company other than non-exclusive licenses of Owned Intellectual Property granted to end users in the Ordinary Course of Business pursuant to standard forms of end user license agreements or terms of service; (g) changed its accounting methods or principles in any material respect, except as required by ASPE or by the Company’s auditors; (h) (i) made, changed or revoked any material Tax election in a manner materially inconsistent with past practice; (ii) changed any method of accounting or annual accounting period for Tax purposes; (iii) settled any material claim in respect of Taxes or entered into a voluntary disclosure or similar arrangement with respect to Taxes; (i) (i) (i) entered into or agreed to enter into any merger, amalgamation, arrangement or consolidation with any Person; (ii) acquired, or agreed to acquire, by merging or consolidating with, or by purchasing the securities or a substantial portion of the assets of, or by any other manner, any other Person or division thereof, or otherwise acquired or agreed to acquire any assets that are material, in the aggregate, to the Company except, in each case, for transactions involving only the Company; or (iii) entered into a new line of business; (j) (i) paid, discharged or satisfied any claim or liability other than in the Ordinary Course of Business or other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Financial Statements; or (ii) deferred any payment of any accounts payable other than in the Ordinary Course of Business, or gave any discount, accommodation or other concession other than in the Ordinary Course of Business, in order to accelerate or induce the collection of any receivable; (k) canceled, released or waived any material claims or rights held by the Company; (l) entered into or amended any Affiliate Contract; (m) negotiated, entered into, amended, terminated or otherwise became bound by any Contract or collective bargaining agreement with a labor union trade union, works council, economic committee, union or similar body; (n) (i) made any loans or advances (except expense advances to officers, employees or consultants in the Ordinary Course of Business or participant loans under Tax- qualified Plans) to, or any material investments in or capital contributions to any Person; or (ii) forgave or discharged in whole or in part any amount of outstanding loans or advances (except expense advances to officers, employees or consultants in the Ordinary Course of Business or participant loans under Tax-qualified Plans); (o) adopted or entered into any plan of complete or partial liquidation or dissolution of, or otherwise liquidated, dissolved or wound up the operations of, the Company; or (p) committed or agreed to take any of the foregoing actions.

28 US-DOCS\137120358.19 CAN_DMS: \149532846\17 5.7 Litigation. There are no, and for the past two (2) years, there have not been any, Proceedings pending or, to the Knowledge of the Company, threatened in writing in any court or before or by any other Governmental Authority against the Company or any of its assets, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company) which would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company. There is no, and in the past two (2) years there has not been any, Order against the Company or its assets, or, to the Knowledge of the Company, any of the Company’s officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company). The Company does not have any Proceeding against any other Person, except as would not reasonably be expected to materially and adversely affect the Company. 5.8 Employee Benefits. (a) Section 5.8(a) of the Disclosure Schedule provides a list of each Employee Benefit Plan, other than any individual award agreement, individual offer of employment letter or individual consulting agreement, in any case, that is consistent in all material respects with the applicable template set forth on Section 5.8(a) of the Disclosure Schedule and that does not provide any accelerated vesting, retention, change in control or severance payments or benefits. The Company has not sponsored, maintained, contributed to, or has been required to sponsor, maintain, participate in or contribute to, any employee benefit plan, program, or other arrangement providing compensation or benefits to any Service Provider (or any dependent thereof) which is subject to the Laws of any jurisdiction outside of Canada. (b) Copies of each Employee Benefit Plan, as in effect on the date of this Agreement, have been made available to the Purchaser, or to the extent such Employee Benefit Plan is unwritten, a written description of the material terms thereof. There has also been provided or otherwise made available to the Purchaser the following (to the extent applicable): (i) all material records, notices and filings to or from any Governmental Authority; (ii) copies of the most recent summary plan descriptions, employee booklets insurance contracts and policies, trust or other funding agreements, summaries of material modification and all other material documents related to such Employee Benefit Plan; and (iii) for the three (3) most recent plan years, copies of the annual financial and accounting statements, including any actuarial valuation report (to the extent applicable). There has also been provided or otherwise made available to the Purchaser all material, non-routine communications relating to any Employee Benefit Plan within the last three (3) years (including any such correspondence to or from any participants or Governmental Authority). (c) No material liability or obligation, whether absolute or contingent, under ERISA has been or could reasonably expected to be incurred by the Company or any of its ERISA Affiliates. (d) None of the Employee Benefit Plans: (i) is a “registered pension plan” for purposes of section 248 of the Tax Act or is required to be registered under federal or provincial minimum pension standards legislation in Canada; (ii) is a “salary deferral arrangement” for purposes of section 248 of the Tax Act; (iii) is a “retirement compensation arrangement” for purposes of section 248 of the Tax Act; or (iv) provides for retiree or post-employment health and

29 US-DOCS\137120358.19 CAN_DMS: \149532846\17 welfare benefits for retired or former employees, consultants, directors or other Service Providers including to the beneficiaries or dependents of any of them, other than as required by applicable Law or for a statutory, common law, civil law or contractual notice period. (e) Each Employee Benefit Plan has been established, funded and maintained and administered in material compliance with its terms and all applicable Laws. (f) All premiums, contributions or other payments required to be made to the Employee Benefit Plans by the Company pursuant to the terms of such Employee Benefit Plans and provisions and applicable Law as of the Closing Date have been timely made or have been properly accrued as a financial indebtedness of the Company on the financial statement. (g) With respect to each Employee Benefit Plan, (i) to the Knowledge of the Company, no breaches of fiduciary duty or other failures to act or comply in connection with the administration or investment of the assets of such Employee Benefit Plan have occurred; and (ii) no Lien has been or is reasonably expected to be imposed under applicable Law. (h) There is no Proceeding pending (other than routine claims for benefits) or threatened against or arising out of or otherwise related to any of the Employee Benefit Plan or any fiduciary thereof and, to the Knowledge of the Company, no events or circumstances exist that could reasonably give rise to any such Proceeding. No Proceeding has been brought (and none have been for the past three (3) years), or to the Knowledge of the Company, is threatened, against or with respect to any Employee Benefit Plan, including any audit or inquiry by any Taxing Authority or Governmental Authority. (i) Neither the approval, execution and/or delivery of this Agreement nor the consummation of the Transactions is reasonably expected to, alone or together with any other event or circumstance, whether contingent or otherwise (including any termination of service): (i) entitle any current or former Service Provider to any benefit or payment; (ii) accelerate the time of payment or vesting, or increase the amount, of any compensatory benefit due to any Service Provider under any Employee Benefit Plan, or otherwise give rise to any obligation to fund or any liability under any Employee Benefit Plan; or (iii) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Service Provider. (j) Neither the execution and delivery of the Agreement nor the consummation of the Transactions, either alone or in connection with any other event(s), will give rise to any “excess parachute payment” as defined in Section 280G(b)(l) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code. (k) No Employee Benefit Plan provides health or other welfare benefits payable to any former employee of the Company, other than as required by applicable Law. 5.9 Compliance with Laws. To the knowledge of the Company, the Company is in possession of all material Permits required under applicable Law for the current operation of its business and all such Permits are in full force and effect, except where the failure to have such Permits would not, individually or in the aggregate, materially and adversely affect the Company. For the past twelve (12) months, to the knowledge of the Company, the Company has complied in

30 US-DOCS\137120358.19 CAN_DMS: \149532846\17 all material respects with any and all Laws applicable to it and have not received any written notices of material violation of any Laws applicable to it. 5.10 Taxes. (a) The Company has timely filed or caused to be filed with appropriate Taxing Authorities all income and other material Tax Returns required to be filed by it (taking into account extensions). All such Tax Returns are true, correct and complete in all material respects. The Company has timely paid all income and other material Taxes that are due and owing or otherwise required to be paid by it (whether or not shown to be due and payable on any Tax Return). (b) No assessments or reassessments of the Taxes of the Company are currently the subject of an objection or appeal, there are no Proceedings that are pending or threatened in writing against the Company in respect of any Taxes or Tax Returns and there are no matters under audit or appeal with any Governmental Authority relating to Taxes or Tax Returns of the Company. (c) No written claim has been received by the Company from any Taxing Authority in a jurisdiction where the Company does not file a Tax Return asserting that the Company is or may be subject to taxation by that jurisdiction that would be the subject of such Tax Return, which claim has not been settled or subsequently withdrawn. (d) There are no Liens for Taxes upon any assets, properties or rights of the Company, except for liens for Taxes not yet due and payable. (e) There are no outstanding waivers to extend the statutory period of limitations or other similar limitations period with respect to Taxes for which the Company is liable. (f) The Company is not a party to any Tax sharing, allocation, indemnity or similar agreement or arrangement (other than customary commercial agreements, the primary purpose of which does not relate to Taxes and that were entered into in the Ordinary Course of Business). The Company does not have any material liability for the Taxes of another Person as a successor or transferee or under applicable Law (including as a result of its participation in any combined, consolidated, affiliated or similar Tax group at any time prior to the Closing). (g) The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any installment sale or open transaction made or entered into before the Closing Date, accounting method change made or required to be made on or prior to the Closing Date, agreement with or ruling by any Taxing Authority entered into or issued before the Closing Date, or any prepaid amount or deferred revenue received or accrued by the Company outside the Ordinary Course of Business prior to the Closing. (h) The Company has not received or requested any written Tax ruling from a Governmental Authority that is pending or will bind the Company after the Closing. (i) The Company does not own any interest in real property located in the United States.

31 US-DOCS\137120358.19 CAN_DMS: \149532846\17 (j) The Company has complied in all material respects with all Laws relating to escheat and abandoned or unclaimed property. (k) Since the Reference Date, the Company has not incurred any material liability for Taxes outside the Ordinary Course of Business. (l) The Company is not subject to material taxation in the United States and does not earn any material amount of U.S. source income for U.S. federal income tax purposes.1 (m) The Company has duly and timely withheld all material Taxes required by Law to be withheld by it, and has duly and timely remitted to the appropriate Governmental Authority such Taxes as required by Law. The Company has remitted all Canada Pension Plan contributions, provincial pension plan contributions, employment insurance premiums, employer health taxes and other Taxes payable or required to be withheld and remitted by it in respect of its applicable employees to the appropriate Governmental Authority within the time required under applicable Law. (n) The Company has duly and timely collected all amounts on account of GST required by Law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law to be remitted by it. (o) The Company has not claimed or received an amount in respect of a Tax credit, refund, rebate, government grant or subsidy pursuant to any COVID-19 Government Assistance (if any), to which it is not fully entitled. (p) There are no transactions or events that have resulted, in the application to the Company of sections 80, 80.01, 80.02, 80.03, 80.04 of the Tax Act or any analogous provision of any comparable Law of any province or territory of Canada. (q) The Company has not incurred any deductible outlay or expense owing to a person not dealing at arm's length (for purposes of the Tax Act) with such company, the amount of which would, in the absence of an agreement filed under paragraph 78(1)(b) of the Tax Act, be included in such company’s income for Canadian income tax purposes for any taxation year or fiscal period beginning on or after the Closing Date under paragraph 78(1)(a) of the Tax Act or any analogous provision of any comparable Law of any province or territory of Canada. (r) The Company has not acquired property from a person not dealing at arm's length (for purposes of the Tax Act) with it in circumstances that would result in such company becoming liable to pay Taxes of such person under subsection 160(1) of the Tax Act (including as it is proposed to be amended as of the date hereof) or any analogous provision of any comparable Law of any province or territory of Canada. 1 NTD: Tax advisors to discuss withholding issues in relation to the Notes (and representations to be included here or in NPA in relation to withholding).

32 US-DOCS\137120358.19 CAN_DMS: \149532846\17 Notwithstanding anything in this Agreement to the contrary, the representations and warranties contained in Section 5.6(h), Section 5.8, and this Section 5.10 constitute the sole and exclusive representations and warranties being made in this Agreement with respect to Taxes. 5.11 Labor Matters. (a) The Company is not party to or bound by, either directly or by operation of applicable Law, any collective bargaining agreement, works council agreement, labor contract, letter of understanding, letter of intent, voluntary recognition agreement or legally binding commitment or written communication to any labor union, trade union or employee organization or group which may qualify as a trade union in respect of or affecting employees of the Company (whether written or oral, express or implied) (in any case, a “CBA”), and the Company is not negotiating or under an obligation to negotiate any CBA. (b) The Company is, and for the past three (3) years has been, in compliance in all material respects with all applicable Laws relating to labor, employment, applicants, employees and/or individual and sole proprietor independent contractors, including all Laws relating to employment practices and standards, terms and conditions of employment, hiring, background checks, notices and trainings, wages and hours, discrimination, harassment, retaliation, human rights, pay equity, language, accessibility, classification, independent contractor classification, classification as eligible or ineligible for overtime (or as exempt or non-exempt from applicable wage and hour Laws), plant closings, mass layoffs, mass or group termination, immigration, authorization to work, workers’ compensation, labor relations, occupational health and safety, leaves of absences, vacation and other time off work, disability and/or unemployment insurance. (c) There are no pending, and there have not been in the past three (3) years any, allegations against any current or former Service Provider in connection with his or her service to the Company for, and, to the Knowledge of the Company, no Service Provider has engaged in, harassment, discrimination or similar misconduct of any nature, or breach of any policy of the Company relating to the foregoing; and to the Knowledge of the Company, no such allegations are threatened or reasonably anticipated. (d) The Company has not engaged in any unfair labor practice. There are no strikes, labor disputes, slowdowns, arbitration proceedings, unfair labor practice complaints or charges, grievances or concerted work stoppages pending or threatened against the Company involving its or their employees. To the Knowledge of the Company, there are currently no union organizational efforts with respect to employees of the Company. (e) The Company has provided the Purchaser with a list of all employees of the Company as of the date hereof, including each such employee’s: (i) name; (ii) job title; and (iii) hourly rate, annual salary or other base pay. The Company has also provided the Purchaser with a list of all independent contractors currently engaged by the Company. (f) In the past six (6) months, the Company has not carried out any layoff or any temporary layoff, furlough, or hours or pay reduction that could constitute constructive dismissal under applicable Laws.

33 US-DOCS\137120358.19 CAN_DMS: \149532846\17 (g) There are no Proceedings pending or threatened against the Company relating to any applicant or current or former Service Provider, or otherwise relating to any labor or employment matter of the Company. The Company is not a party to any consent decree with, charges, specialty or penalty assessment by, or citation from, any Governmental Authority under applicable employment standards, occupational health and safety, workers’ compensation, or other Laws relating to employment practices, applicants, and/or current or former employees or independent contractors. The Company has paid in full to all of its or their Service Providers (or otherwise adequately accrued as a financial indebtedness of the Company set forth on the Financial Statements) all wages, salaries, fees, commissions, bonuses, benefits and other compensation due to or on behalf of such Service Provider. 5.12 Intellectual Property. (a) Section 5.12(a) of the Disclosure Schedule sets forth a list of (i) each item of Owned Registered Intellectual Property; (ii) the jurisdiction in which such item of Owned Registered Intellectual Property has been registered or filed and the applicable application, registration, serial or other similar identification number; (iii) the registered owner of each such item of Owned Registered Intellectual Property; (iv) any other Person (other than the Company) that has an ownership interest in such item of Owned Registered Intellectual Property and the nature of such ownership interest; and (v) with respect to each domain name, the applicable domain name registrar and expiration date. All Owned Registered Intellectual Property is valid, subsisting and enforceable. All necessary registration, maintenance and renewal fees currently due in connection with the Owned Registered Intellectual Property have been made, and all necessary documents, recordations and certificates in connection with the Owned Registered Intellectual Property have been filed with the applicable Governmental Authority for the purposes of maintaining such Owned Registered Intellectual Property. (b) The Company (A) own all right, title and interest in or to, free and clear of all Liens other than Permitted Liens, all Owned Intellectual Property (and all moral and other non- assignable rights in such Owned Intellectual Property have been waived) and (B) have rights to use all other Intellectual Property used by the Company in their respective businesses as currently conducted, and the consummation of the Transactions will not alter or impair any such rights in any material manner; provided that the foregoing clause (B) is to the Knowledge of the Company with respect to the use of the Bird Materials by the Company in accordance with the Platform Technology Agreement. (c) There are no written claims received in writing or, to the Knowledge of the Company, threatened against the Company contesting the validity, ownership, registration, use or enforceability of any of the Owned Intellectual Property. (d) In the past three (3) years, the Company has not made any written claim of any violation, misappropriation or infringement by other Persons of any Owned Intellectual Property. No third party has infringed, misappropriated or otherwise violated the Company’s rights in the Owned Intellectual Property. (e) The Company is not violating, misappropriating or infringing or has violated, misappropriated or infringed upon the Intellectual Property of other Persons, and the

34 US-DOCS\137120358.19 CAN_DMS: \149532846\17 operation of the Company’s businesses is not violating, misappropriating or infringing and has not violated, misappropriated or infringed upon any Intellectual Property rights of other Persons; provided that the foregoing is to the Knowledge of the Company with respect to the Bird Materials used by the Company in accordance with the Platform Technology Agreement. (f) The Company take commercially reasonable steps to maintain the confidentiality of the trade secrets and other confidential or proprietary information of the Company. All Persons that have authored, developed or otherwise created any Intellectual Property for or on behalf of the Company (i) have executed valid and enforceable written agreements pursuant to which such Person validly assigns to the Company exclusive ownership of all of such Person’s right, title and interest in and to such Intellectual Property, in accordance with all applicable Laws and without further consideration or any restrictions or obligations on the Company. No current or former employee or contractor of the Company is in violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party by virtue of such employee’s or contractor’s being employed by, or performing services for, the Company or using trade secrets or proprietary information of others without permission. (g) The Company Systems are sufficient in all material respects for the needs of the Company and their businesses as currently conducted; provided that the foregoing is to the Knowledge of the Company with respect to the Bird Systems used by the Company in accordance with the Platform Technology Agreement. The Company own or otherwise have the valid, enforceable and sufficient right to use all Company Systems; provided that the foregoing is to the Knowledge of the Company with respect to the Bird Systems used by the Company in accordance with the Platform Technology Agreement. The Company Systems and Company Software do not contain any viruses, worms, Trojan horses, time bombs, drop-dead devices, back doors, spyware, adware, bugs, faults or other devices that would enable or assist any Person to, without authorization, disrupt, erase, destruct, disable, access or impair any Company Systems, Company Software or information stored therein; provided that the foregoing is to the Knowledge of the Company with respect to the Bird Materials used by the Company in accordance with the Platform Technology Agreement. (h) No Open Source has been used, bundled, linked, integrated, modified or distributed by or on behalf of the Company (including in connection with any Company Software) in such a manner as would require the Company to (i) publicly make available any source code that is part of the Company Software, (ii) license, distribute, or make available any source code for the purpose of reverse engineering or making derivative works of such source code, or to permit any other Person to perform such actions, (iii) permit the Company Software to be reverse engineered, reverse assembled or disassembled (other than by operation of law), or (iv) be restricted or limited from charging for distribution of any Company Software. (i) The Company has not entered into any Contracts with any Person requiring, upon the absence or occurrence of an event of default, the release, disclosure, license or release from escrow of any source code included in the Owned Intellectual Property by or to any escrow agent or other Person. The Company has not disclosed to any Person or obligated itself to disclose to any Person any source code included in the Owned Intellectual Property other than disclosures to its employees and contractors subject to a written confidentiality agreement. Neither the

35 US-DOCS\137120358.19 CAN_DMS: \149532846\17 execution of this Agreement nor the consummation of the Transactions will, with or without notice or the lapse of time, result in the release, disclosure, license or delivery of any source code included in the Owned Intellectual Property by or to any escrow agent or other Person. 5.13 Insurance. The Company is insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged, except where the failure to be so insured would not reasonably be expected to materially and adversely affect the Company. 5.14 Real Property. (a) The Company does not own any real property. (b) Section 5.14(b) of the Disclosure Schedule sets forth a list of all leases, subleases, licenses or similar agreements relating to the Company’s use or occupancy of real property (“Leases”), copies of which, together with all amendments, extensions, renewals, guaranties and other material agreements with respect thereto, as in effect on the date of this Agreement, have been made available to the Purchaser. With respect to each of the Leases: (i) such Lease is in full force and effect and is a valid and binding obligation of the Company that is a party thereto and enforceable in accordance with its terms against the Company and, to the Knowledge of the Company, each other party thereto; (ii) the Company’s possession and quiet enjoyment of the leased premises under such Lease has not been disturbed and, to the Knowledge of the Company, there are no material disputes with respect to such Lease; (iii) neither the Company nor, to the Knowledge of the Company, any other party is in material default or breach of such Lease, and, to the Knowledge of the Company, there does not exist any event, condition or omission that would give rise to such material default or breach; and (iv) the Company has not subleased, licensed or otherwise granted any Person the right to use or occupy such leased premises or any portion thereof. 5.15 Contracts. (a) Except for the Leases listed on Section 5.14(b) of the Disclosure Schedule, Section 5.15(a) of the Disclosure Schedule sets forth a list of all Contracts (other than purchase orders entered into in the Ordinary Course of Business which need not be listed on Section 5.15 of the Disclosure Schedule, but shall otherwise constitute Company Material Contracts for purposes of this Agreement) to which the Company is party or to which the Company is otherwise bound that fall into the following categories (the Contracts listed on Section 5.15(a) of the Disclosure Schedule, or that should have been listed on Section 5.15(a) of the Disclosure Schedule, the “Company Material Contracts” and each of them, a “Company Material Contract”): (i) any Contract that involves annual payments or consideration furnished by or to the Company of more than CAD100,000; (ii) any Contract for capital expenditures by the Company in excess of CAD 100,000; (iii) any Contract, pursuant to which the Company licenses from, or is otherwise permitted by, a third party to use any Intellectual Property, other than any (A) “shrink wrap” or other end-user licenses for commercially available off-the-shelf software

36 US-DOCS\137120358.19 CAN_DMS: \149532846\17 licensed to the Company on a non-exclusive basis and on standard unmodified terms, and with a replacement cost or annual license, maintenance or subscription fees of less than CAD 100,000 per year; or (B) Contracts with employees, consultants or independent contractors of the Company that are entered into in the Ordinary Course of Business; (iv) any Contract, pursuant to which the Company grants to a third party any licenses to, or assignment of, any Owned Intellectual Property (other than (i) confidentiality or non-disclosure agreements or (ii) non-exclusive licenses of Owned Intellectual Property granted to end users pursuant to standard forms of end user license agreements or terms of service, in each case, entered into in the Ordinary Course of Business); (v) any Contract providing for the development, distribution, modification, or delivery, deposit into escrow, or release from escrow, of any Owned Intellectual Property, independently or jointly, by or for the Company or that otherwise materially affects the use or enforcement by the Company of any Owned Intellectual Property (including any settlement agreement, covenant not to assert, and consent to use) (other than Contracts with employees, consultants or independent contractors of the Company that are entered into in the Ordinary Course of Business); (vi) any Contract providing for the employment or services of any Service Provider (A) providing for annual compensation or fees (including as a result of any profit or revenue sharing arrangements) equal to or in excess of CAD 100,000 (or otherwise expected to be equal to or in excess of CAD100,000 for 2022); or (B) that is not terminable at any time without advanced notice or payment of any termination pay, severance or penalty or liability; (vii) any Affiliate Contract; (viii) any Contract involving Company Debt; (ix) any Contract by which the Company loans or advances to, or guarantees for the benefit of, any other Person; (x) any partnership agreement, joint venture agreement, strategic alliance or other collaboration relating to the Company; (xi) any Contract (including, for the avoidance of doubt, letters of intent and similar agreements) involving the sale, purchase, assignment, transfer or other acquisition or disposition of any business or any material assets of any Person (in a single transaction or a series of related transactions, whether by merger, amalgamation, arrangement, stock sale, asset sale or otherwise), in each case, entered into in the past three (3) years or under which the Company has any indemnification, “earn-out,” deferred purchase price or other payment obligations or other material continuing liability; (xii) any Contract pursuant to which the Company has agreed to settle, waive or otherwise compromise any pending or threatened Proceeding that contains any material continuing obligation; or

37 US-DOCS\137120358.19 CAN_DMS: \149532846\17 (xiii) any Contract that is otherwise material to the Company, taken as a whole, and not otherwise disclosed pursuant to this Section 5.15(a). (b) As of the date hereof, each Company Material Contract is in full force and effect and is a valid and binding obligation of the Company that is party thereto and enforceable in accordance with its terms, except as enforceability is subject to the Bankruptcy and Equity Exception, in accordance with its terms against the Company and, to the Knowledge of the Company, each other party thereto. As of the date hereof, neither the Company, to the Knowledge of the Company, any other party is in default or breach of any Company Material Contract and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute such a breach or default, except for defaults or breaches that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company has not received any written notice regarding any material violation or breach of, default under or intention to cancel or materially modify any Company Material Contract. 5.16 International Trade and Anti-Corruption Matters. (a) For the past three (3) years, neither the Company, nor any of its officers, directors or employees, nor, to the Knowledge of the Company, any agent or other third-party representative (when acting on behalf of the Company), is currently: (i) a Sanctioned Person; (ii) engaging in any dealings or transactions with any Sanctioned Person, to the extent such activities violate applicable Sanctions Laws; or (iii) otherwise in violation of applicable Sanctions Laws. (b) For the past three (3) years, neither the Company, nor any of its respective officers, directors or employees, nor, to the Knowledge of the Company, any agent or other third- party representative (when acting on behalf of the Company), has made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any Government Official in violation of any applicable Anti-Corruption Laws. (c) For the past three (3) years, the has not been convicted of violating any Anti- Corruption or Sanctions Law or been the subject of any Proceeding by a Governmental Authority for any potential corruption, fraud or violation of any Anti-Corruption Law or Sanctions Law, as applicable or received from any Governmental Authority any written notice or inquiry, made any voluntary or involuntary disclosure to a Governmental Authority, or conducted any internal investigation or audit, in each case concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws or Sanctions Laws. 5.17 Transactions With Affiliates. Except for any such arrangements that will be terminated at or prior to Closing, (a) there are no Affiliate Contracts; and (b) no officer, employee or director of the Company or any Seller (i) is a party to any Contract, or has a business relationship, with the Company (other than any such employment or service Contract or relationship); or (ii) owns or has the right to use any material property or asset of the Company. 5.18 Brokers and Finders. Neither the Company nor any of its officers, directors or employees has engaged, as of the date hereof, any Person or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Transactions, except as set forth on Section 5.20 of the Disclosure Schedule.

38 US-DOCS\137120358.19 CAN_DMS: \149532846\17 5.19 No Other Representations. Notwithstanding anything contained in this Agreement to the contrary, the Company and the Sellers acknowledge and agree that none of the Purchaser or any other Purchaser Related Party or any other Person is making any representations or warranties whatsoever, express or implied, beyond those expressly made in Article VI (as modified by the Purchaser Disclosure Schedule) and the Related Documents. The Company and the Sellers further acknowledge and agree that (i) the representations and warranties of the Purchaser in Article VI (as modified by the Purchaser Disclosure Schedule) and the Related Documents constitute the sole and exclusive representations and warranties made to the Company and the Sellers in connection with the Transactions; (ii) none of the Purchaser or any other Purchaser Related Party or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Parent, the Purchaser or any of their respective Subsidiaries, or the Transaction, beyond those expressly set forth in this Agreement in Article VI (as modified by the Purchaser Disclosure Schedule) or the Related Documents; and (iii) except as expressly covered in Article VI or in the Related Documents, none of the Purchaser or any other Purchaser Related Party or any other Person will have or be subject to any liability to the Sellers, the Company or any other Person resulting from the distribution to the Sellers or their respective representatives or the Sellers’ use of any such information, including (A) any confidential information memoranda and/or management presentations (including responses to any questions, whether oral or written) distributed on behalf of the Purchaser or any of its Affiliates relating to Parent, the Purchaser or any of their respective Subsidiaries or other publications or data room information provided to the Sellers or their respective representatives, or any other document, information or projection in any form provided to the Sellers or their respective representatives in connection with the Transaction; (B) the pro-forma financial information, projections or other forward-looking statements of Parent, the Purchaser or any of their respective Subsidiaries; (C) any information delivered or made available pursuant to the Confidentiality Agreement; or (D) any other information or documents made available to the Sellers, the Company or any of their respective Affiliates or representatives with respect to Parent, the Purchaser and their respective Subsidiaries in any online data room established by the Purchaser or its Affiliates, in each case in expectation or furtherance of the Transactions. Notwithstanding anything the foregoing, nothing in this Section 5.19 shall limit any Purchaser Related Party’s liability for Fraud. ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES Except as disclosed in the Parent SEC Reports (with the exception of Purchaser Fundamental Representations), or in the disclosure schedule of even date herewith delivered by Purchaser (the “Purchaser Disclosure Schedule”), the Purchaser Parties hereby makes the representations and warranties contained in this Article VI to the Company and the Sellers: 6.1 Organization; Good Standing; Qualification. (a) Parent is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties, assets and rights and to carry on its business as currently conducted.

39 US-DOCS\137120358.19 CAN_DMS: \149532846\17 (b) The Purchaser is a unlimited liability company, duly organized, validly existing and in good standing under the Laws of the Province of British Columbia and has the requisite power and authority to own, lease and operate its properties, assets and rights and to carry on its business as currently conducted. (c) Parent is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets, properties, rights or the conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified, in good standing or to have such power or authority would not, individually or in the aggregate, have a material adverse effect on the ability of Parent to consummate the Transactions in accordance with the terms of this Agreement. (d) The Purchaser is qualified to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets, properties, rights or the conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified, in good standing or to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the Transactions in accordance with the terms of this Agreement . 6.2 Capital Structure. (a) As of the date of this Agreement, the authorized capital stock of Parent consists of 1,000,000,000 shares of Class A common stock, par value $0.0001 per share (the “Parent Class A Common Stock”), 10,000,000 shares of Class B common stock, par value $0.0001 per share (the “Parent Class B Common Stock”), 50,000,000 shares of Parent Class X Common Stock, par value $0.0001 per share (the “Parent Class X Common Stock”) and 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Parent Preferred Stock” and collectively, the “Parent Shares”). As of December 29, 2022, (i) 266,882,880 shares of Parent Class A Common Stock are issued and outstanding, (ii) no shares of Parent Class B Common Stock are issued and outstanding, (iii) 34,534,930 shares of Parent Class X Common Stock are issued and outstanding, (iv) no shares of Parent Preferred Stock are issued and outstanding; (v) no Parent Shares are held in the treasury, (vi) 8,853,658 Parent Options are issued and outstanding and (vii) 24,435,550 Parent restricted stock units are issued and outstanding. All of the issued and outstanding Parent Shares are validly issued, fully paid and non-assessable and have been issued and granted in compliance in all material respects with all applicable Laws (including federal and state securities laws). Except as set forth in Section 6.2(a) or the 8,853,658 Parent Options issued and outstanding pursuant to Parent’s 2021 Incentive Award Plan, Parent’s 2021 Employee Stock Purchase Plan or Parent’s Amended and Restated 2017 Stock Plan, Parent has not granted any options, warrants, rights, “phantom” rights or other securities convertible into or exchangeable or exercisable for Parent Shares, , there are no other Contracts providing for the issuance of additional Parent Shares or for the repurchase or redemption of Parent Shares. As of the date of this Agreement, except as set forth in this Section 6.2(a), no other class of interests of Parent is authorized, issued or outstanding. From the close of business on the date of this Agreement to the Closing Date, there will be no issuances of any Parent Equity Interests, other

40 US-DOCS\137120358.19 CAN_DMS: \149532846\17 than the issuance of Parent Class A Common Stock upon the exercise of Parent Options outstanding as of the date of this Agreement. (b) The Notes and the shares of Parent Class A Common Stock to be issued as the Closing Consideration to Sellers, when issued and delivered in accordance with the terms of this Agreement, and the issuance of the shares of Parent Class A Common Stock issuable upon conversion of the Notes, will have been duly authorized and validly issued, fully paid and nonassessable and free and clear of any Liens (other than restrictions on transfer arising pursuant to federal and state securities laws and restrictions arising under this Agreement and the Organizational Documents of Parent, as applicable) and will not have been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law or the Organizational Documents of Parent. (c) The Purchaser Parties do not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the equityholders of the Purchaser Parties on any matter. 6.3 Corporate Authority; Approval. The Purchaser Parties have all requisite power and authority to enter into and have taken all corporate action necessary to execute, deliver and perform their obligations under this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or the Related Documents to be executed by the Purchaser in connection with the consummation of the Transactions and to consummate the Transactions (other than the Parent Stockholder Approval). This Agreement and each of the Related Documents to which the Purchaser Parties are party have been duly executed and delivered by the Purchaser Parties and, assuming the due authorization, execution and delivery hereof and thereof by the Company and the Sellers, as applicable, constitutes a valid and binding obligation of the Purchaser Parties enforceable against the Purchaser Parties in accordance with its terms, except as enforceability is subject to the Bankruptcy and Equity Exception. 6.4 Governmental Filings; No Violations; Certain Contracts. (a) Except as disclosed in Section 6.4(a) of the Disclosure Schedule, no notices, reports or other filings are required to be made by the Purchaser Parties with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Purchaser Parties from any Governmental Authority in connection with the execution, delivery and performance of this Agreement by the Purchaser Parties and the consummation of the Transactions, except those that the failure to make or obtain, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser Parties to consummate the Transactions in accordance with the terms of this Agreement. (b) The execution, delivery and performance of this Agreement by the Purchaser Parties do not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Purchaser Parties; or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation, cancellation, acceleration, loss, impairment or alteration or other change of any rights, benefits or obligations under, result in the payment of any fee under, or the creation of a Lien on any of the

41 US-DOCS\137120358.19 CAN_DMS: \149532846\17 assets, properties or rights of the Purchaser Parties pursuant to, any Contract, or assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 6.4(a), under any Law or Permit to which the Purchaser Parties is subject, except, in the case of clause (ii), for any such breach, violation, termination, default, creation, cancellation, acceleration, loss, impairment, alteration, change, fee or Lien that would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser Parties to consummate the Transactions in accordance with the terms of this Agreement. 6.5 Financial Statements; Undisclosed Liabilities; Internal Controls; SEC Reports. (a) Parent has timely filed or furnished all Parent SEC Reports. The Parent SEC Reports were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Reports did not at the time they were filed with the SEC contain any untrue statements of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of Parent has filed with the SEC all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder. (b) The financial statements contained in the Parent SEC Reports have been prepared from the books and records of Parent and its Subsidiaries and present fairly, in all material respects, the consolidated financial position of Parent as of and for the periods indicated therein in accordance with GAAP and Regulation S-X and Regulation S-K, as applicable, except as may be indicated in the notes thereto and subject, in the case of interim financial statements, to the absence of footnotes and other presentation items and year-end adjustments. Parent does not have any off- balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those contained in the Parent SEC reports are required by GAAP to be included in the consolidated financial statements of Parent. There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent SEC Reports. Parent has not received any verbal communication or other notice from the SEC indicating that any of the Parent SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation. (c) Parent is not subject to any material liability or obligation of any nature required by GAAP to be reflected on a consolidated balance sheet of Parent, whether accrued, absolute, determined, determinable, fixed or contingent, except for those liabilities and obligations (i) disclosed, reflected or reserved against or provided for in the financial statements contained in the Parent SEC Reports; (ii) incurred in the ordinary course of business consistent with past practice since the date of September 30, 2022; (iii) as contemplated by this Agreement, the Related Documents or otherwise incurred in connection with the Transactions; (iv) as they relate to Taxes; or (v) that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Purchaser Parties’ ability to consummate the Transactions in accordance with the terms of this Agreement.

42 US-DOCS\137120358.19 CAN_DMS: \149532846\17 (d) There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent, and Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. 6.6 Absence of Certain Changes. Except (x) as set forth on Section 6.6 of the Purchaser Disclosure Schedule; (y) as required by applicable Law or Contract to which any of the Purchaser Parties or their Subsidiaries is bound; or (z) as otherwise contemplated by this Agreement or any of the Related Documents to which Parent is party, since September 30, 2022, Parent has not: (a) amended in any material respect the Organizational Documents of Parent in a manner that would reasonably be expected to (i) materially impair the rights of the Sellers who receive Closing Consideration pursuant to Section 2.4 with respect to the Closing Consideration relative to other holders of Notes and shares of Parent Class A Common Stock with respect to such Notes and shares of Parent Class A Common Stock; or (ii) prevent or materially impair the ability of the Purchaser Parties to perform their obligations under this Agreement or the Related Documents to which the Purchaser Parties are party or to consummate the Transactions; (b) made, declared, set aside or paid any dividends on, or made any other distribution (whether in cash, equity interests or property) in respect of any of the outstanding Equity Interests of Parent, in each case, other than in respect of regular quarterly cash dividends or with respect to tax-related distributions; (c) adopted or entered into any plan of complete or partial liquidation or dissolution of, or otherwise liquidate, dissolve or wind up the operations of, Parent, Purchaser or any of their respective Subsidiaries; or (d) committed or agreed to take any of the foregoing actions. 6.7 Litigation. There are no material Proceedings pending or, to the Knowledge of the Purchaser Parties, threatened against the Purchaser Parties which, if determined adversely, would, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser Parties to consummate the Transactions in accordance with the terms of this Agreement. 6.8 Brokers and Finders. Other than FTI Capital Advisors, LLC and Stout Risius Ross, LLC, the Purchaser has not engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Transactions. 6.9 Compliance with Laws. Parent and each of its Subsidiaries is in possession of all material Permits required under applicable Law for the current operation of its business and all such Permits are in full force and effect, except where the failure to have such Permits would not, individually or in the aggregate, materially and adversely affect the Purchaser and its Subsidiaries, taken as a whole. The Purchaser Parties are in compliance with any and all Laws applicable to it except where the failure to so comply would not, individually or in the aggregate, material adverse effect on the ability of the Purchaser to consummate the Transactions in accordance with the terms of this Agreement. 6.10 Investment Intent. The Purchaser is acquiring the Company Shares for its own account, for investment only, and not with a view to any resale or distribution thereof. The

43 US-DOCS\137120358.19 CAN_DMS: \149532846\17 Purchaser acknowledges that (a) such Company Shares have not been registered under the Securities Act, or any state securities laws; and are being transferred pursuant to an exemption from the prospectus requirements of Canadian Securities Laws and the Purchaser is aware that the Purchaser may not be able to resell such securities in Canada, except in accordance with limited exemptions under Canadian Securities Laws, (b) there is no public market for such Company Shares and there can be no assurance that a public market shall develop; and (c) the Purchaser must bear the economic risk of its investment made pursuant to the Transactions for an indefinite period of time. The Purchaser is an “accredited investor” within the meaning of Section 1.1 of National Instrument 45-106 or section 73.3 of the Securities Act. (Ontario) and fulfills the requirements of section 2.3 of NI 45-106 or section 73.3 of the Securities Act (Ontario). 6.11 Access and Information. The Purchaser acknowledges and agrees that it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and its business, and, in making their determination to proceed with the Transactions, the Purchaser and its Non-Party Affiliates have relied solely on the results of such independent investigation and verification and on the representations and warranties of the Company expressly and specifically set forth in Article V (as qualified by the Disclosure Schedule). The Purchaser is knowledgeable about the industries in which the Company operate, is capable of evaluating the merits and risks of the Transactions and is able to bear the substantial economic risk of such investment for an indefinite period of time. Notwithstanding the foregoing, nothing in this Section 6.11 shall limit any Seller Related Party’s liability for Fraud. 6.12 Taxes. (a) The Purchaser Parties have timely filed or caused to be filed with appropriate Taxing Authorities all income and other material Tax Returns required to be filed by or on behalf of them (taking into account extensions). All such Tax Returns are true, correct and complete in all material respects. The Purchaser Parties have timely paid all income and other material Taxes that are due and owing or otherwise required to be paid by them (whether or not shown to be due and payable on any Tax Return). (b) No assessments or reassessments of the Taxes of the Purchaser Parties are currently the subject of an objection or appeal, there are no Proceedings that are pending or threatened in writing against the Purchaser Parties in respect of any Taxes or Tax Returns and there are no matters under audit or appeal with any Governmental Authority relating to Taxes or Tax Returns of the Purchaser Parties. (c) No written claim has been received by the Purchaser Parties from any Taxing Authority in a jurisdiction where such Person does not file a Tax Return asserting that such Person is or may be subject to taxation by that jurisdiction that would be the subject of such Tax Return, which claim has not been settled or subsequently withdrawn. (d) There are no Liens for Taxes upon any assets, properties or rights of the Purchaser Parties, except for liens for Taxes not yet due and payable.

44 US-DOCS\137120358.19 CAN_DMS: \149532846\17 (e) There are no outstanding waivers to extend the statutory period of limitations or other similar limitations period with respect to Taxes for which the Purchaser Parties are liable. (f) Neither Purchaser Party is a party to any Tax sharing, allocation, indemnity or similar agreement or arrangement (other than customary commercial agreements, the primary purpose of which does not relate to Taxes and that were entered into in the ordinary course of business). Neither Purchaser Party has any material liability for the Taxes of another Person (other than a Person that is a member of a group the common parent of which is the Parent) as a successor or transferee or under applicable Law (including as a result of its participation in any combined, consolidated, affiliated or similar Tax group at any time prior to the Closing). (g) The Purchaser Parties have complied in all material respects with all Laws relating to escheat and abandoned or unclaimed property. (h) The Purchaser Parties and have duly and timely withheld or collected all material Taxes required by Law to be withheld or collected by them, and has duly and timely remitted to the appropriate Governmental Authority such Taxes as required by Law. (i) No Purchaser Party has claimed or received an amount in respect of a Tax credit, refund, rebate, government grant or subsidy pursuant to any COVID-19 Government Assistance (if any), to which it is not fully entitled. 6.13 Condition of Business; No Other Representations. Notwithstanding anything contained in this Agreement to the contrary, the Purchaser acknowledges and agrees that none of the Sellers, the Company or any other Seller Related Party or any other Person is making any representations or warranties whatsoever, express or implied, beyond those expressly made in Article IV or Article V (each as modified by the Disclosure Schedule) or the Related Documents. The Purchaser further acknowledges and agrees that (i) the representations and warranties of each Seller in Article IV and the Company in Article V (each as qualified by the Disclosure Schedule) or in the Related Documents constitute the sole and exclusive representations and warranties made to the Purchaser in connection with the Transactions; (ii) none of the Sellers, the Company or any other Seller Related Party or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company, or the Transaction, beyond those expressly set forth in this Agreement in Article IV and Article V (each as modified by the Disclosure Schedule) or in the Related Documents; and (iii) except as expressly covered in Article IV or Article V or in the Related Documents, none of the Sellers, the Company or any other Seller Related Party or any other Person will have or be subject to any liability to the Purchaser or any other Person resulting from the distribution to the Purchaser or its representatives or the Purchaser’s use of any such information, including (A) any confidential information memoranda and/or management presentations (including responses to any questions, whether oral or written) distributed on behalf of the Company or any of its Affiliates relating to the Company or other publications or data room information provided to the Purchaser or its representatives, or any other document, information or projection in any form provided to the Purchaser or its representatives in connection with the Transaction; (B) the pro-forma financial information, projections or other forward-looking statements of the Company; (C) any information delivered or made available pursuant to the Confidentiality Agreement; or (D) any other information or

45 US-DOCS\137120358.19 CAN_DMS: \149532846\17 documents made available to the Purchaser or any of its Affiliates or representatives with respect to the Company in any online data room established for the sale of the Company, in each case in expectation or furtherance of the Transactions. Notwithstanding the foregoing, nothing in this Section 6.13 shall limit any Seller Related Party’s liability for Fraud. ARTICLE VII COVENANTS 7.1 Further Assurances. From and after the Closing, upon the reasonable request and at the cost and expense, if any, of the other Party, each Party shall use reasonable best efforts to execute, acknowledge and deliver all such additional instruments and other documents and take, or cause to be taken, such further actions as may be reasonably required or necessary to carry out the Transactions. 7.2 Director and Officer Liability and Indemnification. At or prior to the Closing, the Company shall purchase or cause to be purchased a six (6) year “tail” prepaid directors’ and officers’ liability insurance policy, effective as of the Closing, providing, for a period of six (6) years after the Closing, the coverage and amounts, and terms and conditions, substantially comparable to the current policies of directors’ and officers’ liability insurance maintained by or on behalf of the Company as of the date hereof with respect to claims arising from facts or events that occurred at or prior to the Closing (the “D&O Tail Policy”), and the costs payable in connection with such policy shall be borne shall be borne fifty percent (50%) by Purchaser and Parent, on the one hand, and fifty percent (50%) by the Sellers, on the other hand. From and after the Closing, the Company shall continue to honor its obligations under any such insurance procured pursuant to this Section 7.2. 7.3 Access to Books and Records. For a period of seven (7) years from the Closing Date (or such longer time as may be required by applicable Law), the Purchaser shall, and shall cause the Company to, provide the Sellers’ Representative and its authorized representatives with reasonable access (for the purpose of examining and copying at the Sellers’ Representative’s expense), at reasonable times and upon reasonable notice, to the books and records, including the information, records and documents relating to Taxes of the Company with respect to periods prior to the Closing, in each case, only (a) to the extent necessary for the Sellers or their Affiliates to comply with applicable Laws or Orders or to comply with an audit or investigation from a Governmental Authority; (b) in connection with a Proceeding brought by a Governmental Authority or other third party against any Seller or its Affiliates; or (c) to determine the rights and obligations of any Seller or its Affiliates under this Agreement or the Related Documents or in connection with the Transactions; provided, however, that the Sellers’ Representative shall conduct any such activities in a manner that does not unreasonably interfere with the business or operations of the Purchaser and its Affiliates. 7.4 Tax Matters. (a) Cooperation. Purchaser and Sellers shall provide reasonable cooperation, as and to the extent reasonably requested by the other Party, in connection with the preparation and filing of any Tax Return of the Company and any audit, litigation or other proceeding with

46 US-DOCS\137120358.19 CAN_DMS: \149532846\17 respect to Taxes of the Company for Pre-Closing Tax Periods. Such reasonable cooperation shall include the retention and (upon the other Party’s reasonable request) the provision of records and information that are in a Party’s possession or control and powers of attorney and similar authorizations which are reasonably required with respect to any such Tax Return, audit, litigation or other proceeding. Sellers and Purchaser further agree, upon reasonable request, to use their commercially reasonable efforts to obtain any certificate or other document from any Taxing Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the Company or the transactions contemplated hereby. (b) Straddle Period Allocation. For purposes of this Section 7.4, or as is otherwise necessary or relevant for purposes of this Agreement in the case of any Tax (or Tax refund or credit) imposed on the Company with respect to a Straddle Period, (i) for any real, personal or intangible property Tax, the portion of such Tax that is allocable to the Pre-Closing Tax Period shall equal the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the total number of days in the Straddle Period; and (ii) for any other Tax not described in clause (i), the portion of such Tax that is allocable to the portion of the pre-Closing portion of the Straddle Period shall be determined based on an interim closing of the books as of the end of the Closing Date (and for such purpose, the Tax period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time), except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the pre-Closing portion of the Straddle Period and the post- Closing portion of the Straddle period on a daily basis. (c) Tax Sharing Agreements. All Tax indemnity, allocation or sharing agreements or similar contracts between the Company, on the one hand, and the Sellers and their Affiliates (other than the Company), on the other hand, shall be terminated prior to the Closing Date, and, after the Closing Date, the Parties will take such actions as are required before or after the Closing Date such that the Company shall not be bound thereby or have any liability thereunder. The agreements to be cancelled pursuant to this Section 7.4(c) are set forth on Section 7.4(c) of the Disclosure Schedule. (d) Note Ownership. Each Seller agrees that it will directly receive and hold its own Pro Rata Percentage of the Closing Consideration on a several basis, and that such Seller does not have any plan or intention to contribute the Notes that it receives in connection with the transactions contemplated by this Agreement into any partnership or other common holding vehicle that would hold Notes owned by such Seller and any other holder of Notes. 7.5 Voting Agreement. At the Closing and immediately following the issuance of all of the Notes to be issued under the Note Purchase Agreement pursuant to the terms thereof, Parent, the Requisite Parent Company Stockholder and certain of the Sellers or their respective Affiliates shall enter into the Voting Agreement, pursuant to which, among other things, and subject to the terms and conditions set forth therein: (a) the Sellers or their Affiliates will have the right to designate five (5) directors in the aggregate to the board of directors of Parent and (b) the Requisite Parent Company Stockholder will agree to vote in favor of such director designees at any annual

47 US-DOCS\137120358.19 CAN_DMS: \149532846\17 or special meeting of the stockholders of Parent, or by written consent or otherwise, so as to cause the election of such designees to the board of directors of Parent. 7.6 Employment Agreements. Except for those employment agreements described in Section 3.2(e) hereto, the Purchaser and the Sellers will work in good faith to execute employment agreements with certain key employees of the Company to be mutually agreed between the Purchaser and the Sellers. 7.7 Release. Effective as of the Closing, each of the Sellers and the Sellers’ Representatives and each of their respective Affiliates and each of their current and former officers, directors, employees, equityholders, partners, members, advisors, successors and assigns (collectively, in their capacity as such, the “Releasing Parties”)) irrevocably and unconditionally releases and forever discharges each of the Purchaser Parties and their respective Affiliates and each of their respective current and former officers, directors, employees, equityholders, partners, stockholders, members, agents, successors and assigns (collectively, the “Released Parties”) of and from any and all actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or equity which the Releasing Parties may have against each of the Released Parties, now or in the future, in each case in respect of or relating to the action commenced in the Ontario Superior Court of Justice (Court File No. CV-21-00085739-0000), for which the Company was named as a liable party, claiming damages for personal injury suffered in an accident that was alleged to be caused by a deteriorated scooter (the “Released Claims”), and each of the Releasing Parties hereby agrees not to sue or bring any action in respect of the Released Claims. Without limiting the foregoing, each of the Releasing Parties expressly waives and releases (on behalf of the Released Parties) any and all rights and benefits under Section 1542 of the California Civil Code (or any analogous law of any other state), which reads as follows: “A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Notwithstanding anything to the contrary, nothing contained in this Section 7.7 shall operate to release any Released Party with respect to (i) any claim, right or other action arising out of or relating to this Agreement, any Related Documents or the Transactions (including any claim for indemnification that any Purchaser Related Party or Seller Related Party may be entitled to bring against any Person pursuant to Article VIII); or (ii) any claim involving Fraud. The Released Parties to whom this Section 7.7 applies shall be third-party beneficiaries of this Section 7.7. ARTICLE VIII SURVIVAL AND INDEMNIFICATION 8.1 Survival of Representations, Warranties and Covenants. Each of the representations and warranties contained in this Agreement shall survive the Closing and remain in full force and effect until 11:59 p.m. Pacific Standard Time on the date that is eighteen (18) months after the

48 US-DOCS\137120358.19 CAN_DMS: \149532846\17 Closing Date, other than (a) the Company Fundamental Representations and the Purchaser Fundamental Representations, which shall survive the Closing and remain in full force and effect until the date that is twenty-four (24) months following the Closing and (b) the representations and warranties set forth in Section 5.19 and Section 6.13, which shall survive the Closing and remain in full force and effect indefinitely. Each covenant or agreement of the Parties contained in this Agreement, which contemplates any performance after the Closing (each, a “Post-Closing Covenant”), shall survive until the last date for performance of such covenant or agreement as provided in this Agreement. A claim for breach of any such representation, warranty or covenant may be brought at any time within the applicable survival period set forth herein. Notwithstanding the foregoing (x) any breach of any representation, warranty, covenant or agreement in respect of which indemnification may be sought pursuant to this Article VIII shall survive the date on which it would otherwise terminate pursuant to this Section 8.1 if notice of the breach thereof giving rise to such right of indemnification shall have been given to the Person against whom such indemnification may be sought prior to such date and (y) nothing in this Section 8.1 shall limit any Party’s liability for Fraud. 8.2 Indemnification by the Sellers. (a) Subject to the limitations set forth in this Article VIII, each of the Sellers shall, severally and not jointly, indemnify and hold harmless, and pay and reimburse, each of the Purchaser Related Parties against and from any and all Losses which any Purchaser Related Party may incur or suffer to the extent such Losses arise out of, result from or relate to any breach or failure to be true and correct of any representation or warranty made by such Seller in Article IV. (b) Subject to the limitations set forth in this Article VIII, the Sellers shall, severally and not jointly, in accordance with their respective Pro Rata Percentages, indemnify and hold harmless, and pay and reimburse, each of the Purchaser Related Parties against and from any and all Losses which any Purchaser Related Party may incur or suffer to the extent such Losses arise out of, result from or relate to: (i) any breach or failure to be true and correct of any representation or warranty made by the Company in Article V; and/or (ii) any breach, failure or non-fulfillment of any Post-Closing Covenant of the Seller Related Parties. (c) The Purchaser Related Parties shall not be entitled to indemnification in respect of Claims for Losses made under Section 8.2(a) and Section 8.2(b)(i) (other than with respect to breaches of Company Fundamental Representations) unless the aggregate amount of all such Losses exceeds $1,000,000 (the “Basket”), in which case, subject to Section 8.2(d), the Seller Related Parties shall be required to pay or be liable for the entire amount of all such Losses in excess of the Basket. Notwithstanding the foregoing, the limitations on indemnification included in this Section 8.2(c) shall not apply in the case of Fraud by or on behalf of the Sellers or the Company. (d) The aggregate indemnification amount to which the Purchaser Related Parties shall be entitled in respect of Claims for Losses made under Section 8.2(a) and Section

49 US-DOCS\137120358.19 CAN_DMS: \149532846\17 8.2(b)(i) (other than with respect to breaches of Company Fundamental Representations of the Sellers or the Company, as applicable) shall not exceed $3,200,000 (the “Cap”). Notwithstanding the foregoing, the Cap shall not apply in respect of Claims for Losses made under (i) Section 8.2(a) and Section 8.2(b)(i) with respect to Company Fundamental Representations of the Sellers and the Company or under (ii) Section 8.2(b)(ii), which shall not exceed the Purchase Price. Notwithstanding the foregoing, the limitations on indemnification included in this Section 8.2(d) shall not apply in the case of Fraud by or on behalf of the Sellers or the Company. (e) Limitations on Losses. Each of the Sellers shall not be liable to any Purchaser Related Parties for: (i) any consequential, indirect or special Losses; (ii) any Losses for loss of profits or diminution in value; or (iii) punitive Losses. except, in each case, to the extent such Losses are (x) actually paid or payable to any third party or (y) the natural, probable or reasonably foreseeable result of any of the matters set forth in Section 8.2(a) or Section 8.2(b). 8.3 Indemnification by the Purchaser Parties (a) Subject to the limitations set forth in this Article VIII, the Purchaser Parties shall indemnify and hold harmless, and pay and reimburse, each of the Seller Related Parties against and from any and all Losses which any Seller Related Party may incur or suffer to the extent such Losses arise out of, result from or relate to any breach or failure to be true and correct of any representation or warranty made by the Purchaser Parties in Article VI. (b) Subject to the limitations set forth in this Article VIII, the Purchaser Parties shall indemnify and hold harmless, and pay and reimburse, each of the Seller Related Parties against and from any and all Losses which any Seller Related Party may incur or suffer to the extent such Losses arise out of, result from or relate to any breach, failure or non-fulfillment of any Post-Closing Covenants of the Purchaser Related Parties. (c) The Seller Related Parties shall not be entitled to indemnification in respect of Claims for Losses made under Section 8.3(a) (other than with respect to breaches of Purchaser Fundamental Representations) unless the aggregate amount of all such Losses exceeds the Basket, in which case, subject to Section 8.3(d), the Purchaser Related Parties shall be required to pay or be liable for the entire amount of all such Losses in excess of the Basket. Notwithstanding the foregoing, the limitations on indemnification included in this Section 8.3(c) shall not apply in the case of Fraud by or on behalf of the Purchaser Parties. (d) The aggregate indemnification amount to which the Seller Related Parties shall be entitled in respect of Claims for Losses made under Section 8.3(a) (other than with respect to breaches of Purchaser Fundamental Representations) shall not exceed the Cap. The aggregate indemnification amount to which the Seller Related Parties shall be entitled in respect of Claims for Losses under Section 8.3(a) with respect to breaches of Purchaser Fundamental

50 US-DOCS\137120358.19 CAN_DMS: \149532846\17 Representations and Section 8.3(b) shall not exceed the Purchase Price. Notwithstanding the foregoing, the limitations on indemnification included in this Section 8.3(c) shall not apply in the case of Fraud by or on behalf of the Purchaser Parties. (e) Limitations on Losses. The Purchaser Parties shall not be liable to any Seller Related Parties for: (i) any consequential, indirect or special Losses; (ii) any Losses for loss of profits or diminution in value; or (iii) punitive Losses. except, in each case, to the extent such Losses are (x) actually paid or payable to any third party or (y) the natural, probable or reasonably foreseeable result of any of the matters set forth in Section 8.3(a) or Section 8.3(b). 8.4 Unpaid Amounts. Notwithstanding anything herein to the contrary, if any Seller or any of its Seller Related Parties fails to make any payment required to be made pursuant to this Agreement (including pursuant to this Article VIII) (an “Unpaid Amount”) when due, then, the Purchaser shall have the right to recover such Unpaid Amount owed or payable to it or in respect of any Purchaser Related Party hereunder (including any Losses), at the Purchaser’s discretion (in lieu of any direct payment obligations of such Seller or its Seller Related Parties), by (a) requiring such Seller or its Affiliates, as applicable, to reduce the principal amount of the Notes by an amount equal to such Unpaid Amount and/or to transfer and deliver to the Purchaser for no consideration a number of underlying shares of Parent Class A Common Stock held by such Seller or its Affiliates, as applicable, at such time with a value equal to such Unpaid Amount and (b) offsetting such Unpaid Amounts against any amounts owed or payable by the Purchaser, Parent or the Company or any of its Subsidiaries to such Seller or any of its Affiliates at such time or in the future (including PIK and any other interest payments in respect of the Notes). 8.5 Claims. In the event that any Purchaser Related Party or Seller Related Party (each such Person, in its capacity as such, an “Indemnified Party”) claims that it may be entitled to indemnification from a Seller Related Party or Purchaser Related Party, as applicable (each such Person, in its capacity as such, an “Indemnifying Party”) under this Article VIII, Purchaser or the Sellers’ Representative shall give prompt written notice to the other Party of each matter, action, cause of action, claim, demand, fact or other circumstances upon which a claim for indemnification (a “Claim”) hereunder may be based. Such notice shall contain, with respect to each Claim, such facts and information as are then reasonably available, including the estimated amount of Losses (to the extent estimable at such time) and the basis for indemnification hereunder. Failure to give prompt notice of a Claim hereunder shall not affect the Indemnifying Party’s obligations hereunder, except to the extent (and only to the extent) the Indemnifying Party is materially prejudiced by such failure. 8.6 Defense of Proceedings. The Indemnified Party shall permit the Indemnifying Party, at the Indemnifying Party’s option and expense, to assume the defense of any Claim based on any Proceeding by any third party with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party provides written notice to the Indemnified

51 US-DOCS\137120358.19 CAN_DMS: \149532846\17 Party of its election to assume the defense of such Claim within thirty (30) days of receiving written notice of such Claim from the Indemnified Party pursuant to Section 8.5; provided, further, that the Indemnifying Party shall not be entitled to assume the defense of such Claim if (a) the Claim relates to any criminal or quasi-criminal matter or seeks injunctive or other equitable relief that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages, provided that if any portion of the claim can be so separated from the related claim for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages, (b) the Claim relates to Tax matters and the Indemnifying Party is reasonably expected to bear no greater than fifty percent (50%) of all Losses incurred in connection with such Claim (and, provided, further, that the Parties shall reasonably cooperate to separate matters that are the subject of indemnification hereunder and any Losses in connection with which will be borne by the Indemnifying Party (which may be subject to the control of the Indemnifying Party subject to the terms of this Agreement) and matters that are not subject to indemnification hereunder (which shall not be subject to the control of the Indemnifying Party)) or (c) the Indemnified Party shall have reasonably concluded, after conferring with its outside counsel, that an actual or potential conflict of interest exists between the Indemnifying Party or any of its Affiliates, on the one hand, and the Indemnified Party, on the other hand, that would make separate representation advisable. Notwithstanding the foregoing, the Indemnifying Party shall not, in the defense of any such Proceeding, except with the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld, delayed or conditioned), consent to the entry of any Order or enter into any settlement which (x) provides for any relief other than the payment of monetary damages that are subject to indemnification hereunder, or (y) does not include as an unconditional term thereof the giving by the third-party claimant to the Indemnified Party of a release from all liability in respect thereof. After notice to the Indemnified Party of the Indemnifying Party’s election to assume the defense of such Proceeding, (A) the Indemnifying Party shall be liable to the Indemnified Party only for such legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof at the request of the Indemnifying Party (provided, however, for the avoidance of doubt, that the Indemnifying Party shall pay as incurred the fees and expenses of separate counsel for the Indemnified Party if (i) the use of counsel chosen by the Indemnifying Party to represent both the Indemnifying Party and such Indemnified Party would present such counsel with an actual or potential conflict of interest; (ii) the Indemnified Party has not engaged reasonably satisfactory counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Proceeding; or (iii) the Indemnified Party has, by written instruction to the Indemnified Party, authorized the Indemnified Party to engage separate counsel at the expense of the Indemnifying Party), (B) the Indemnified Party may hire separate counsel at its own expense and may participate in the defense of such Proceeding and shall reasonably cooperate in such defense, but shall have no right to control such defense and (C) the Indemnifying Party shall keep the Indemnified Party reasonably advised of the status of such Proceeding and the defense thereof and shall consider in good faith recommendations made by the Indemnified Party with respect thereto. As to those third-party Proceedings with respect to which the Indemnifying Party does not elect, or is not entitled, to assume control of the defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense, at its own cost and expense, and will consult with the Indemnifying Party prior to settling or otherwise disposing of any of the same. The Indemnified Party will not settle any Claim without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld, delayed or

52 US-DOCS\137120358.19 CAN_DMS: \149532846\17 conditioned). The Indemnified Party shall reasonably cooperate with and make available to the Indemnifying Party and the Sellers’ Representative, as applicable, all relevant information in their possession or under their control) and shall take such other steps as are reasonably necessary to enable the Indemnifying Party or the Sellers’ Representative, as the case may be, to conduct such defense; provided that, in no event shall the Indemnified Party be required to breach any confidentiality obligations or attorney-client-privilege in connection with any of the foregoing. 8.7 Calculation of Damages. The amount of any Losses for which indemnification is provided under this Article VIII shall be calculated net of any amounts actually recovered or recoverable by any Indemnified Party from insurance or similar third party payors (other than an Indemnifying Party) with respect to such Losses, in each case, net of any costs, Taxes or other expenses (including attorney’s fees) incurred by such Indemnified Party in procuring such recovery; provided that an Indemnified Party’s pursuit of such recovery shall not delay such Indemnified Party from validly making, or seeking recovery, and obtaining payment for any claim for indemnification under this Article VIII. If any such recoveries are received by the Indemnified Party after a payment has been made by the Indemnifying Party to the Indemnified Party with respect thereto, then the Indemnified Party shall promptly reimburse the Indemnifying Party for the amount so received or recovered. 8.8 Tax Treatment of Indemnity Payments. For Tax purposes and all purposes of this Agreement, unless otherwise required by Law, any indemnity payment under this Agreement shall be treated as an adjustment to the Final Closing Consideration. ARTICLE IX GENERAL PROVISIONS 9.1 Expenses. Except as otherwise provided in this Agreement, the Sellers, the Purchaser Parent and the Purchaser shall bear its own respective expenses incurred in connection with the negotiation and execution of this Agreement and each of the Related Documents and the consummation of the Transactions. 9.2 Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) The Parties hereby irrevocably submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware) over all claims, disputes or causes of action (whether in contract or tort or otherwise) that may be based upon, arise out of or relate to this Agreement or any Related Document or the negotiation, execution or performance of this Agreement or any Related Document (including any claim, dispute or cause of action, whether in contract or tort or otherwise, based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement, any Related Document or as an inducement to enter into this Agreement) and each Party hereby irrevocably agrees that all suits, actions and proceedings in respect of any such claim, dispute or cause of action, or any suit, action or proceeding related thereto (whether in contract or tort or otherwise) shall be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection

53 US-DOCS\137120358.19 CAN_DMS: \149532846\17 that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court or any defense of inconvenient forum for the maintenance of any such suit, action or proceeding. Each of the Parties agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable Law. (b) Each of the Parties hereby consents to process being served by any Party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 9.6. The consents to jurisdiction and service of process set forth in Section 9.2(a) and this Section 9.2(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in Section 9.2(a) and this Section 9.2(b) and shall not be deemed to confer rights on any Person other than the Parties. (c) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS WHETHER ARISING IN CONTRACT OR IN TORT OR OTHERWISE. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.2(c). 9.3 Entire Agreement. This Agreement (including the Schedules, Exhibits and Annexes hereto, the Related Documents and the Confidentiality Agreement) represents the entire understanding and agreement of the Parties with respect to the Transactions, and supersedes all prior and contemporaneous agreements, arrangements, contracts, discussions, negotiations, undertakings and understandings (whether written or oral and including any letters of intent, term sheets or other similar preliminary documents) among the Parties with respect to the Transactions. The Parties have voluntarily agreed to define their rights, liabilities and obligations with respect to the Transactions exclusively in contract pursuant to the express terms and provisions of this Agreement, the Related Documents and the Confidentiality Agreement, and the Parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement, the Related Documents or the Confidentiality Agreement. Furthermore, the Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and all Parties specifically acknowledge that no Party has any special relationship with another Party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction. Except as otherwise provided herein, the sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein, made in connection herewith or as an inducement to enter into this Agreement) or any claim or cause of action otherwise arising out of or related to the Transactions shall be those remedies available at law or in equity for breach of contract against the parties to this Agreement only (as

54 US-DOCS\137120358.19 CAN_DMS: \149532846\17 such contractual remedies have been further limited or excluded pursuant to the express terms of this Agreement), and the Parties hereby agree that none of the Parties shall have any remedies or causes of action (whether in contract, tort or otherwise) for any statements, communications, disclosures, failures to disclose, or representations or warranties not explicitly set forth in this Agreement. All representations and warranties set forth in this Agreement are contractual in nature only and subject to the sole and exclusive remedies set forth herein. 9.4 Amendments and Waivers. This Agreement may be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by duly authorized officers or representatives of the Purchaser and the Sellers’ Representative in the case of an amendment, supplement or change, or by duly authorized officer or representative of the Party against which the waiver is to operate in the case of a waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure or delay by any Party in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. 9.5 Governing Law. This Agreement, the Related Documents and all claims or causes of action (whether in contract or tort or otherwise) that may be based upon, arise out of or relate to this Agreement and/or any Related Document or the negotiation, execution or performance of this Agreement and/or any Related Document (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement, any Related Document and/or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to conflict-of-laws principles that might require the application of the Laws of any other jurisdiction. 9.6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally by hand (with written confirmation of receipt and accompanied by email in accordance with clause (b) of this Section 9.6); (b) when sent by email (provided, however, that no “bounce back” or similar message is received); or (c) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt and accompanied by email in accordance with clause (b) of this Section 9.6), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Parties pursuant to this Section 9.6): If to the Company prior to the Closing, to: 161 Bay Street, Suite 2300 Toronto, ON M5J 2S1 Attention: Stewart Lyons Email: stewart.lyons@birdcanada.co

55 US-DOCS\137120358.19 CAN_DMS: \149532846\17 If to the Sellers or the Sellers’ Representative, to: TD Canada Trust Tower Brookfield Place, 161 Bay Street, Suite 2300, P.O. Box 222, Toronto ON M5J 2S1 Attention: John Bitove Email: bitove@obelysk.com. If to the Purchaser, or to the Company following the Closing, to: c/o Bird Global, Inc. 406 Broadway, Suite 369 Santa Monica, CA 90410 Attention: Lisa Murison Email: lisa.murison@bird.co 9.7 Severability. If any term or other provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Law or public policy, that provision will be deemed separable from the remaining provisions of this Agreement, and will not affect the validity or interpretation of the other provisions of this Agreement or any Related Document, and all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon any such adjudication that any term or provision hereof is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible. 9.8 Binding Effect; Third-Party Beneficiaries; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement except as contemplated in Section 7.2, Section 7.4, Article VIII, this Section 9.8 and Section 9.9. No assignment of this Agreement or of any rights, interests or obligations hereunder may be made by any Party, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other Parties and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign any of its rights or obligations under this Agreement to any Affiliate of the Purchaser. No assignment of any obligations hereunder shall relieve a Party of any of its obligations pursuant to this Agreement. Upon any permitted assignment, the references in this Agreement to the assigning Party shall also apply to any such assignee of such assigning Party. 9.9 No Recourse Against Non-Parties. (a) All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement or any Related Document, or the negotiation, execution or performance of this Agreement or any Related Document (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement or any Related Document), may be made only against (and subject to the terms and conditions thereof) the entities

56 US-DOCS\137120358.19 CAN_DMS: \149532846\17 that are expressly identified as parties hereto and thereto; and (b) no Person who is not a named party to this Agreement or any Related Document, including any past, present or future director, officer, employee, incorporator, member, manager, partner, equityholder, Affiliate, agent, attorney or representative of any named party to this Agreement or any Related Document (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or any Related Document or for any claim based on, in respect of, or by reason of this Agreement or any Related Document or its negotiation or execution, and each Party waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. Non-Party Affiliates are expressly intended as third-party beneficiaries of this provision of this Agreement. 9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement and any Related Document, and any amendments hereto or thereto, to the extent signed and delivered by email in “portable document format” (“.pdf”), or any other electronic transmission, shall be treated in all manners and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any Related Document, each other party hereto or thereto shall re-execute original forms hereof or thereof and deliver them to all other Parties. 9.11 Confidentiality. The Purchaser Parties acknowledge that all information provided to it and any of its Affiliates, agents and representatives by the Company and its Affiliates, agents and representatives in connection with this Agreement and the Transactions is subject to the terms of the Confidentiality Agreement. 9.12 Press Releases and Communications. The Purchaser Parties and the Sellers’ Representative shall agree upon the initial joint press release and other public communications with respect to the execution of this Agreement, and will issue such press release and public communications promptly following the execution of this Agreement (the “Joint Communications”). Other than the Joint Communications, the Sellers and Sellers’ Representative shall not be entitled to make any press release or public announcement related to this Agreement or the Transactions and no such press release or public announcement shall be issued or made by or on behalf of any Party without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, nothing in this Section 9.12 will restrict or prohibit the Purchaser Parties from making any (i) press release or other public communication to the extent required by Law (in the reasonable opinion of counsel) or required or advisable pursuant to applicable SEC or stock exchange rules or (ii) announcement to its employees, clients and other business relations to the extent the Purchaser Parties reasonably determine in good faith that such announcement is necessary or advisable in the course of operating the Company’s business pursuant to the requirements of any Contract to which such Person is a party. 9.13 Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any

57 US-DOCS\137120358.19 CAN_DMS: \149532846\17 other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing herein shall be deemed a waiver by any Party hereto of any specific performance or injunctive relief. The Parties agree that (a) irreparable damage would occur in the event that the provisions of this Agreement or obligations, undertakings, covenants or agreements of the Parties were not performed in accordance with their specific terms or were otherwise breached; and (b) monetary damages, even if available, would not be an adequate remedy for any such failure to perform or any breach of this Agreement. Accordingly, it is agreed the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court specified in Section 9.2 without proof of actual damages, this being in addition to any other remedy to which they are entitled at law or in equity. Without limitation of the foregoing, the Parties hereby further acknowledge and agree that the Sellers and the Purchaser shall be entitled to specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by the Purchaser, the Sellers and the Company under this Agreement in addition to any other remedy to which the Purchaser, the Sellers or the Company, as applicable, are entitled at law or in equity. Each Party agrees that it will not oppose (and hereby waives any defense in any action for) the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) the other Parties have an adequate remedy at law; or (ii) an award of specific performance or other equitable remedy is not an appropriate remedy for any reason at law, equity or otherwise. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement when available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. 9.14 Sellers’ Representative; Power of Attorney. (a) Effective as of the date hereof, and without further act of any Person, John Bitove, or his appointee, (in such capacity, the “Sellers’ Representative”) is hereby irrevocably appointed as agent and attorney in fact for each Seller, for and on behalf of each Seller, to give and receive notices and communications and to take any and all action on behalf of each Seller pursuant to this Agreement, including the allocation of any amounts payable to each Seller pursuant to this Agreement (including the Consideration Schedule) and to execute and deliver such agreements or other documents in connection with this Agreement and Transactions as the Sellers’ Representative, in its reasonable discretion, may deem necessary or desirable. Notwithstanding anything to the contrary in this Agreement or otherwise, the Purchaser shall be entitled to rely conclusively on any instruction given, decision made or action taken (or not given, made or taken) by the Sellers’ Representative on behalf of each Seller, pursuant to this Section 9.14 (each, an “Authorized Action”), and that each Authorized Action shall be binding on each Seller as fully as if such Person had taken such Authorized Action. Any action taken or not taken or decisions, communications or writings made, given or executed by the Sellers’ Representative shall be deemed an action taken or not taken or decisions, communications or writings made, given or executed by each Seller. Any notice or communication delivered by the Purchaser to the Sellers’ Representative shall be deemed to have been delivered to all Sellers. The Sellers’ Representative shall not be liable to any of the Sellers for any action taken by Sellers’ Representative in good faith pursuant to this Section 9.14:.

58 US-DOCS\137120358.19 CAN_DMS: \149532846\17 (b) The grant of authority provided for in this Section 9.14: (i) is an agency coupled with an interest; (ii) is irrevocable and will survive the death, incompetency, bankruptcy or liquidation of any Seller and will be binding on any successor thereto; and (iii) subject to this Section 9.14, may be exercised by the Sellers’ Representative acting by signing as the Sellers’ Representative of any Seller. (c) All fees, costs and expenses incurred by the Sellers’ Representative pursuant to this Agreement or the Transactions, or of any agent or advisor in fulfilling the duties of the Sellers’ Representative as agent for each Seller shall be paid by each Seller based on such Seller’s Pro Rata Percentage (as set forth in the Consideration Schedule). (d) No Party shall have any cause of action against the Purchaser, any other Purchaser Related Parties or the Company or any of their Non-Party Affiliates for any action taken by the Purchaser or the Company in reliance upon any Authorized Action. 9.15 Independent Legal Advice. Each of the Sellers acknowledges and confirms that it has read this Agreement in its entirety, that it has been given an opportunity to consider this Agreement and seek independent legal counsel and advice (including with respect to the rights of the Sellers Representative) and that it has entered into this Agreement and the Related Documents voluntarily and intending to be legally bound. 9.16 Amalgamation. The Parties acknowledge that, promptly after the closing, the Purchaser and the Company will amalgamate pursuant to applicable provisions of British Columbia law (such amalgamation, the “Amalgamation”). Notwithstanding anything else in this Agreement, the Parties acknowledge that any rights and obligations that are described as rights and obligations of Purchaser and Company under this Agreement shall be rights and obligations of the of the amalgamated company following the Amalgamation.

[Signature page to Share Purchase Agreement] CAN_DMS: \149532846\17 IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be duly executed and delivered as of the day and year first above written. 1393631 B.C. UNLIMITED LIABILITY COMPANY By: /s/ Shane Torchiana Name: Shane Torchiana Title: Chief Executive Officer BIRD GLOBAL, INC. By: /s/ Shane Torchiana Name: Shane Torchiana Title: Chief Executive Officer and President

[Signature page to Share Purchase Agreement] CAN_DMS: \149532846\17 COMPANY BIRD CANADA INC. By: /s/ Stewart Lyons Name: Stewart Lyons Title: Chief Executive Officer

[Signature page to Share Purchase Agreement] CAN_DMS: \149532846\17 SELLERS ALATE I LP, by its General Partner, ALATE I GP INC. By: /s/ Jay Jiang Name: Jay Jiang Title: Authorized Signatory By: /s/ Jeannette Wiltse Name: Jeannette Wiltse Title: Authorized Signatory

[Signature page to Share Purchase Agreement] CAN_DMS: \149532846\17 MKB PARTNERS FUND II, LIMITED PARTNERSHIP, by its general partner, MKB PARTNERS FUND II GP INC. By: /s/ Antonio Occhionero Name: Antonio Occhionero Title: Authorized Signatory MKB PARTNERS FUND II INTERNATIONAL, LIMITED PARTNERSHIP, by its general partner, MKB PARTNERS FUND II GP INC. By: /s/ Antonio Occhionero Name: Antonio Occhionero Title: Authorized Signatory

[Signature page to Share Purchase Agreement] CAN_DMS: \149532846\17 OBELYSK TRANSPORT L.P., by its general partner, OBELYSK TRANSPORT GP INC. By: /s/ John Bitove Name: John Bitove Title: President /s/ John Bitove JOHN BITOVE

[Signature page to Share Purchase Agreement] CAN_DMS: \149532846\17 RELAY VENTURES FUND III L.P, by its general partner, RELAY VENTURES FUND III GP INC. By: /s/ Kevin Talbot Name: Kevin Talbot Title: Director By: /s/ Jeannette Wiltse Name: Jeannette Wiltse Title: Director RELAY VENTURES PARALLEL FUND III L.P., by its general partner, RELAY VENTURES FUND III GP INC. By: /s/ Kevin Talbot Name: Kevin Talbot Title: Director By: /s/ Jeannette Wiltse Name: Jeannette Wiltse Title: Director

[Signature page to Share Purchase Agreement] CAN_DMS: \149532846\17 2136305 ONTARIO INC. By: /s/ Stewart Lyons Name: Stewart Lyons Title: Authorized Signatory /s/ Stewart Lyons STEWART LYONS

[Signature page to Share Purchase Agreement] CAN_DMS: \149532846\17 /s/ JJ Bitove JJ BITOVE

[Signature page to Share Purchase Agreement] CAN_DMS: \149532846\17 /s/ Austin Spademan AUSTIN SPADEMAN

[Signature page to Share Purchase Agreement] CAN_DMS: \149532846\17 /s/ Ryan Lausman RYAN LAUSMAN

[Signature page to Share Purchase Agreement] CAN_DMS: \149532846\17 /s/ John Bitove JOHN BITOVE, AS SELLERS’ REPRESENTATIVE